Atombeam is taking reservations for a possible, upcoming round. Indicate interest today.

RESERVE NOW

Invest in Atombeam

Atombeam Aims to Revolutionize How Machines Think and Communicate

Atombeam aims to change the digital landscape for machine communication, a growing issue in the estimated $1.2 trillion market. With raises totaling over $32 million, investors like you have the opportunity to reserve your potential investment in Atombeam and the future of data.

Show less

Reserve Now

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.



FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."

$2,229,431.40 Reserved

Reserve Now

PREVIOUSLY CROWDFUNDED
$32,648,634

RESERVED
$2,229,431.40

RESERVATIONS
892

REASONS TO INVEST

- Atombeam has potential in A.I., IoT, and Defense in a $1.2 Trillion Market
- Over $2.4M in US DoD contracts, and strategic partnerships with Viasat, Ericsson, HP, Intel, NVIDIA*
- $2M+ in lifetime revenue

*The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

ATOMBEAM TECHNOLOGIES INC. IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

THE PITCH

Atombeam's Goal is to Tackle the Future with their Patented Technology

Atombeam's flagship AI-powered compaction software aims to merge data reduction, security, and searchability into one software algorithm. Instead of sending raw data, Neurpac converts it into compact codewords, with a goal of optimizing bandwidth without sacrificing accuracy.

PRODUCT HIGHLIGHT

Neurpac(1) Processing Data up to 4X Faster

Atombeam's flagship AI-powered compaction software aims to merge data reduction, security, and searchability into one software algorithm. Instead of sending raw data, Neurpac converts it into compact codewords, with a goal of optimizing bandwidth without sacrificing accuracy.

(1)Currently in SaaS form, working to develop an on-premise format with a goal for greater market adaption. Neurpac performance claims are based on internal testing. Data represents an average of hundreds of samples taken by the Company. Statements made regarding the development and expected performance of the enhancements for Neurpac currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

PRODUCT LINEUP

Persistent Cognitive Machine (PCM)(2)

Currently, every time ChatGPT answers a question, it generally starts from scratch—burning massive computing power to fake memories it doesn't have. It is a giant statistical model, and the millionth answer costs as much as the first. We believe that the Persistent Cognitive Machine (PCM) will be able to give AI memory and the ability to learn from experience. Instead of processing every question from zero, PCM aims to create compressed "thought structures" that can be reused instantly and improve with use. When it solves a problem once, we estimate that similar future problems will cost 85% less to process, while delivering better results. We've built working prototypes including integrating Neurcom II for video processing, and early market validation is there.

Why we believe PCM can transform the AI industry:

- "True learning" AI. PCM's internal structure will be fundamentally different from LLMs, allowing it to accumulate knowledge and improve its responses over time, not just pattern-match
- Unsustainable AI costs. Enterprises are drowning in AI expenses that compound with every use—PCM aims to reverse this trajectory
- Key industrial applications. Industrial operators tell us false alarms and preventable equipment failures (like ESP pump breakdowns) are major pain points that learning AI could address
- Strong patent portfolio(3). Our PCM patent portfolio (21 issued and allowed, 78 pending) aims to protect what we believe is the fundamental architecture for persistent AI

There is a market opportunity here. Companies are already rationing AI usage due to costs. Military systems lose critical insights between shifts and need to aggregate too many sensor inputs with history. Industrial operations suffer from "amnesia AI" that never improves. We believe PCM isn't just an improvement—it's an evolution from simulated to genuine machine intelligence. We're not building another AI app. Our mission is to build the learning system that could make AI economically sustainable.

2)Statements made regarding the development and expected performance of the Persistent Cognitive Machine currently in development, including claims that it may be more efficient than current language models, are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

(3)Includes patents for PCM's planned "visual cortex", Neurcom II.

Neurcom(4)

Our visual intelligence platform combines two breakthrough technologies. Neurcom is our AI-enhanced video codec that achieves up to 50% better compression than industry standards for certain types of images while maintaining the same quality—valuable for sensor images such as satellite imagery, and currently under in development in connection with a United States Air Force contract. Building on this foundation, Neurcom II aims to takes video processing into entirely new territory: its dual system aims to not only restores detail from degraded footage but also aims to enable "continuous zoom" through compressed video, treating visual data as structured memory that can be explored and enhanced rather than just stored. Most importantly, Neurcom II is planned to serve as the integrated "visual cortex" of our Persistent Cognitive Machine (PCM), with the goal of enabling machines to not just process video but to truly see, remember, and think visually—potentially transforming how AI systems understand and interact with the visual world.

(4)Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

THE MARKET & OUR TRACTION

$2.4M In Defense Contracts

Atombeam has had contracts with the Department of Defense, US Air Force, and US Space Force.

Phase II USAF Contract for Neurcom

- To develop Neurpac for use over military satellites and Neurcom for use in satellites and aircraft

$1.2M OTA Contract Awarded

- By Space Force



OUR MILESTONE TIMELINE
Air Force
Approved for contract extension for Phase 2
Space Force
Pending extension of OTA contract
Neurpac & Neurpac SaaS Beta Release
Q2 2024
Current Contracts Extended/ Pending
2025
Neurpac 1.0 Release
Q1 2025
Neurpac 2.0 Release
Anticipated Q1 2026
An evolved Neurpac product featuring a rewrite of the core, making it modular in nature
PCM Expected Alpha Release
2026

**These timelines are forward-looking statements based on current expectations and are subject to risks, uncertainties and changes in business conditions, so actual launch dates may differ materially from those anticipated.*



325+ PATENT PIPELINE
With a strong and expanding patent portfolio, Atombeam aims to secure its place at the forefront of innovation in industries like defense, IoT, and AI-driven data management.
197
PATENTS PENDING
121
PATENTS ISSUED
25
PATENTS ALLOWED

WHY INVEST

Awarded for Innovation, Ready for the Future

We believe investing in Atombeam means investing in the next evolution of data: reinventing how data is structured, to make systems massively more efficient. With over $32 million raised to date and multiple awards under our belt, this is your opportunity to reserve your spot today to be part of our future.


OUR MENTIONS
THE CHANNEL COMPANY | CRN
CRN
The Top 10 Hottest Data Storage Startups of 2024
2024 PEPPERDINE MOST FUNDABLE COMPANIES
Fundable
Placing Atombeam in the top 30 of over 2,300 participating startups
2024 MERIT AWARDS FOR TECHNOLOGY
MERIT AWARDS
Gold Winner, Technology Innovation
14TH ANNUAL GLOBEE AWARDS FOR BUSINESS
GLOBEE AWARDS
Gold Winner, Disruptor Company in Business Products or Services
TECH PULSE BY FORBES TECH COUNCIL
TECH PULSE
Top AI Executives in California To Watch in 2025
2025 DATA BREAKTHROUGH AWARDS
DATA
Winner, Data Transformation Solution of the Year
STL PARTNERS
PARTNERS
Top 50 Edge Computing to Watch in 2025
TIE 50 AWARDS
TiE 50
Award at the 2025 TiEcon Awards
TECH ASCENSION AWARDS
Best Data Management Solution- AI-Powered Transmission
2025 IoT EVOLUTION WORLD BUSINESS IMPACT AWARD
2025
Winner

THIS WEBPAGE MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE," "AIM," "PLANNED", "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

ABOUT

HEADQUARTERS
1036 Country Club Dr, Suite 200
Moraga, CA 94556

WEBSITE
View Site

Atombeam aims to change the digital landscape for machine communication, a growing issue in the estimated $1.2 trillion market. With raises totaling over $32 million, investors like you have the opportunity to reserve your potential investment in Atombeam and the future of data.

NEW UPDATES

01.20.26

Webinar Correction: Event Postponed

We're reaching out to let you know that the StartEngine x AtomBeam Webinar, originally scheduled for Tuesday, January 20th at 9 am PT / 12 pm ET, has been postponed.

Our goal is to deliver a conversation that's both timely and valuable, and we're taking this opportunity to align the agenda with the topics and questions that matter most to you. If there's something you'd like to hear addressed during the discussion, we encourage you to submit your questions in the discussion board.

Your input will help shape a more meaningful webinar experience, and our team will be reviewing submissions as we prepare for the new date.

We appreciate your continued interest and flexibility, and we look forward to sharing updated event details with you shortly.

— Charles Yeomans

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY

WHATSOEVER

01.19.26

Webinar Update: Schedule Change

Please note that the webinar previously scheduled for **Tuesday, January 20 will no longer be taking place.**

We're adjusting the timing of the webinar to ensure it delivers the most value for our investor community. As we finalize the agenda, we'd love to incorporate questions and topics directly from you to help shape a thoughtful and relevant discussion.

We invite you to share any questions you'd like addressed in the discussion board. Our team will review your submissions as we prepare for the rescheduled webinar.

Thank you for your flexibility and continued engagement. We're excited to host this conversation soon and will share the updated date and details shortly.

— Charles Yeomans

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER. BEFORE MAKING ANY INVESTMENT DECISION,

YOU SHOULD READ ATOMBEAM'S OFFERING CIRCULAR FILED WITH THE SEC, AVAILABLE HERE.

01.19.26

Reminder: Live Webinar Tomorrow


STARTENGINE
x ATOMBEAM
ATOMBEAM
start engine
Charles Yeomans
Atombeam CEO
LIVE WEBINAR
Tuesday, January 20
9 am PT / 12 pm ET

Don't forget to register for our webinar **tomorrow**.

We'll be having a live conversation about how Atombeam's technologies are poised to make an impact in 2026. You won't want to miss it.

Click the link below for more information and to RSVP.

Reserve Shares

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

ALL UPDATES

01.16.26

Don't Miss an Exclusive Webinar


STARTENGINE
x ATOMBEAM
ATOMBEAM
start engine
Charles Yeomans
Atombeam CEO
LIVE WEBINAR
Tuesday, January 20
9 am PT / 12 pm ET

As we gear up toward possibly launching another raise, we want to keep our investors and potential investors as informed as possible.

Next week, we'll be going live for an exclusive webinar, where CEO Charles Yeomans will provide updates on how Atombeam's technologies fit into the data landscape, how business is going, and what's next.

The conversation is happening **Tuesday, January 20th at 9am PST / 12pm EST**. Register today to make sure you can join us, and get your questions ready.

Register Now

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN

QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

01.15.26

Register for a Webinar with Atombeam's CEO on 1/20



STARTENGINE
x ATOMBEAM
ATOMBEAM
start engine
Charles Yeomans
Atombeam CEO
LIVE WEBINAR
Tuesday, January 20
9 am PT / 12 pm ET

Join us next **Tuesday, January 20th at 9am PST / 12pm EST** for a conversation between Nathan Disque, Sr. Director of Funding Growth at StartEngine, and our CEO & Chairman Charles Yeomans.

We'll discuss how Atombeam's groundbreaking data compaction technology is transforming the way IoT and connected devices communicate, talk a little about the year ahead, and answer your questions as we prepare to potentially launch our next campaign.

Reserve your spot in the raise today, and reserve your spot at the webinar by clicking the registration below.

Register Now

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

01.12.26

Answering An Investor Question: 2026 Strategy

Brian McK -

Hey Charles, Can you simplify the 2026 strategic, monetary and operational goals for AB, Neurpac and the PCM, respectively? Maybe from a July '26 and end of year Jan '27 forward outlook perspectives. With all the sci-fi Mars mentions of late, now robots, and wishful talk of a nine figure investment many of us investors are wondering where we are headed this year beyond patent filing and PCM dreaming, pun intended.

Many thanks

Hey Brian,

Fair question. Let me give you the concrete picture.

While additional capital could accelerate progress, the following initiatives are planned regardless of funding outcomes.

1. Neurpac Commercial Revenue

This is the top priority. We shipped the on-prem product on December 3rd. Now that the holidays are over, we're in active conversations with prospects and I anticipate announcing some potential deals in the next week or two, including the smart meter mega-deal that I'm leading personally. The goal is to sign at least three deals this month and ramp from there.

Once we see how quickly things move, we'll establish firm sales goals for the year by end of February. I can't share projections (you know the rules), but we believe the pipeline supports aggressive numbers. Two Japanese automakers are currently evaluating Neurpac. If either moves forward, that alone could possibly change our trajectory. And that's one example of several.

By mid-year, we are hopeful we'll be hitting stride on sales.

2. PCM

The focus is a robust, convincing demo that shows why PCM is fundamentally different from LLMs—how it is designed to use geometry to think, learns from single examples, and improves continuously.* We believe geometric cognition is the only path to machines that genuinely understand rather than statistically approximate. That's a big claim, and we need to demonstrate it, not just assert it.

Until the demo is ready and we have sufficient patent protection, we're heads down working. The goal is a preliminary demo in March, and a full interactive demo in April. When we're ready, we'll show it to the Navy (per our existing relationship), other DoD, and the major AI players. Larry Page and others at that level have asked for updates; we're putting them off until we have something convincing to show. We believe that's the right call—you get one shot with people like that.

For your 2H 2026 question: I believe we have a realistic chance of landing a major PCM investment from one of the big AI players during that period. If we can achieve that I believe that would accelerate development significantly.

Yes, it's frustrating that PCM is taking this long. But Neurpac is closest to revenue and has to take most of our resources for now.** We'll get there.

3. New Neurpac Markets

Random access and search: We now have a working version of Neurpac that does search and random access on compacted data—still needs refinement, but close to production development. We believe this is significant. We have a U.S. based multinational energy service company that told us directly they want Neurpac if we can do this. We also believe we can apply it to databases to accelerate queries. Target release: 2H 2026.

Data center Interconnect: This may be our biggest opportunity. The problem: GPU compute cores in AI workloads sit idle 30–80% of the time, waiting for data to move. The bottleneck isn't compute—it's bandwidth between servers, GPUs, and storage. Nvidia understood this well enough to pay $7 billion for Mellanox, whose InfiniBand technology accelerates that data movement. Neurpac attacks the same problem but differently: instead of faster pipes, we reduce what has to move by 70–90%. Same result, potentially greater impact.

To get there fully—optimized for speed, potentially as an IP core—we believe is an 18+ month, $20M+ exercise. But we may be able to demonstrate server-to-server benefits without the full buildout. We're developing a plan and will pitch it to the major players. Realistically, that process starts in 2H 2026. Could be sooner if we catch the right attention, and we have solid patent coverage in this area.

4. DoW and Government

The $776K Space Force extension hits in 2026. More importantly, it gets Neurpac to TRL-7—meaning it's deployable without R&D by end users. They just buy it and use it. For most DoW customers, that's

everything; they have budget for deployable assets, not R&D. Testing starts in March. Certification could take a few months, so we anticipate the TRL-7 milestone in 2H 2026.

We're also gearing up with Navy and USAF to be ready to move once certification happens. This is what we've been working toward for years.

Summary

1H 2026: Sign Neurpac commercial contracts, deliver PCM demo, begin Space Force testing.

2H 2026: Neurpac sales should be ramping, anticipate TRL-7 certification, random access feature release, data center opportunity in play with some major players, potential PCM investment from a strategic partner.

That's why I'm optimistic about the second half. We're planting now; we expect to harvest then.

Charles

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

***Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.*

01.09.26

Why Robots Can't Learn—and Why It Matters to PCM

Dear Investors,

Elon Musk has been making bold claims about Tesla's Optimus robot. At shareholder meetings and on social media, he's predicted that Optimus will be doing useful work in Tesla factories by 2025, that millions of units will eventually be produced, and that the robot business could be worth more than Tesla's entire automotive division. The hype has been substantial.

The reality has been more modest. Demo videos show Optimus folding laundry, sorting objects, and walking across rooms. What they don't show is the failure rate, the controlled environments, or the extensive human intervention required. When independent analysts examine the footage closely, they find evidence of teleoperation—humans remotely controlling the robot rather than autonomous operation. At the recent 'We, Robot' event, attendees reported that the Optimus robots on display were largely puppeteered by remote operators rather than functioning autonomously.

This gap between promise and performance isn't unique to Tesla. Boston Dynamics has been showing impressive robot videos for over a decade; commercial deployments remain limited. Figure AI, Sanctuary AI, Agility Robotics, and other well-funded startups are working on humanoid robots with similar goals and similar challenges. The pattern repeats: impressive demos, ambitious timelines, delayed or scaled-back deployment.

We're writing about this because we believe the robotics problem is, at its core, a cognition problem. And cognition is what Atombeam's Persistent Cognitive Machine (PCM) addresses.*

What's Actually Going Wrong

The humanoid robot companies are mostly pursuing variations on the same approach. They collect large datasets—either by teleoperating robots to demonstrate tasks, or by scraping video from the internet—and train large neural networks on this data. The hope is that with enough data and big enough models, robots will learn to perform tasks reliably.

We are of the belief that this approach has three fundamental problems.

The learning efficiency problem. Training a robot to pick up a cup using current methods requires thousands of demonstrations. Picking up a cup in a different location, with different lighting, on a different surface—that's a different training problem requiring thousands of demonstrations. The real world presents infinite variation. You cannot collect enough demonstrations to cover it.

Tesla's approach involves teleoperation at scale: humans wearing motion-capture suits, remotely controlling robots, generating training data. This works for creating demos. We don't believe it scales to the full complexity of unstructured real-world environments. There will always be situations the training data didn't cover.

The generalization problem. Large Language Models and their vision-language descendants learn statistical patterns. They recognize situations that are statistically similar to their training data. The real world constantly presents situations that are statistically novel but conceptually familiar. A cup in an unexpected location is still obviously a cup to a human, but it may fall outside the statistical distribution the model learned. This is why robots that perform flawlessly in labs fail in deployment—the deployment environment is statistically different from training.

The industry term for this is 'distribution shift,' and it's considered one of the hardest problems in AI. The standard solution is to collect more diverse training data, which helps but doesn't solve the fundamental issue. You're still relying on statistical similarity to training examples.

The stagnation problem. Once trained, the model is frozen. The robot on day one has exactly the same capabilities as the robot on day 365. It does not learn from experience. Every task execution uses the same fixed parameters. If the robot encounters a situation it handles poorly, it will handle that situation poorly again the next time unless someone collects data, retrains the model offline, and deploys an update.

This is not how expertise works. A human worker gets better over time precisely because each experience modifies their understanding. Current robot architectures have no mechanism for this.

What PCM Changes

We believe PCM's geometric architecture addresses each of these problems directly. This isn't just speculation about future capabilities—we think it follows from how the technology works.

Learning from single examples. Statistical learning requires large samples to establish reliable patterns. Geometric learning requires only enough information to position a new concept relative to existing knowledge. Show a PCM system one cup pickup, and it's designed to establish the concept geometrically—the relationship between gripper, object, approach, and outcome. The concept exists immediately and can be reasoned about. Subsequent examples refine the geometry, but learning doesn't require thousands of repetitions to begin.

For a robot, this means learning new tasks from demonstration without massive data collection. It means adapting to novel objects, novel arrangements, novel environments from single encounters rather than requiring retraining.

Generalization through geometry. Statistical models ask: does this situation match my training distribution? Geometric models ask: how does this situation relate to what I already know? The difference matters because geometric relationships hold even when statistical patterns don't. A cup in an unexpected position is geometrically a cup—the features that define 'cup' still apply, and the grasp approach is a geometric transformation from known cases. Distribution shift doesn't break geometric reasoning the way it breaks statistical reasoning.

This is why humans generalize so effortlessly to novel situations. We don't match against memorized examples; we understand structural relationships and apply them to new cases. We have designed PCM to implement a computational version of this.

Continuous learning from operation. Every task a PCM-enabled robot attempts modifies its geometric manifold. A failed grasp teaches something about surface textures or grip pressure. A successful navigation around an obstacle expands the space of known navigation situations. The robot accumulates genuine expertise through operation. We believe Day 365 is substantially more capable than day one—not because someone retrained the model, but because the system learned from its own experience.

This compounds. We think a robot fleet could start with modest capabilities and improve continuously through operational learning. The learning doesn't require human intervention, data collection, or offline retraining. It happens naturally as the robots work.

Fleet-wide learning through federation. When one PCM system learns something, we believe that learning can propagate to all other PCM systems through geometric federation. The geometry transfers without the underlying data. One robot encounters a novel situation and figures out how to handle it; that knowledge federates to every other robot. The fleet gets collectively smarter.

This is different from centralized approaches where you collect data from all robots, retrain a model in the cloud, and push updates. Federation is faster (geometric transfer rather than full retraining), more efficient (transfer only what changed), and works without connectivity (robots federate when they can, operate independently when they can't).

The Broader Picture

We believe the robotics industry is stuck. Boston Dynamics has been at this for twenty years and hasn't achieved viable commercial humanoid deployment. Tesla has Musk's promotional machine behind it but is running into the same technical walls. Billions of dollars are flowing into humanoid robot startups, most of which are pursuing variations on the same approach that has been failing to scale.

The pattern should be familiar. These are statistical AI approaches encountering their inherent limitations. More data helps, up to a point. Bigger models help, up to a point. But the fundamental architecture has ceilings that more scale cannot overcome.

This is exactly the situation PCM is designed to address. Not just for robots, but for any domain where continuous learning matters, where generalization to novel situations matters, where accumulated expertise matters. The space systems, autonomous vehicles, industrial equipment, and many other domains applications we've discussed previously share these characteristics.

Robotics is getting attention because Tesla is involved and because humanoid robots capture public imagination. But the underlying technical problem—how to build AI that actually learns—is the same problem across all these domains. We believe we have designed PCM's architecture to provide a solution.

What This Means for Atombeam

We are not currently building robots. Our near-term focus remains defense applications, where PCM's properties align with critical operational needs and where we have established relationships with organizations like Naval Information Warfare Systems Command.

However, the robotics opportunity illustrates the breadth of potential PCM applications. Any domain that requires AI to learn continuously, generalize to novel situations, and share knowledge across distributed systems is a potential PCM application. The robotics industry's struggles demonstrate how large the gap is between current AI capabilities and real-world requirements.

We're also watching the robotics space because it creates potential partnership opportunities. Companies struggling with exactly the problems PCM solves may become interested in alternative architectures. We've received preliminary inquiries along these lines, though nothing we're ready to announce.

The core point is this: PCM's value proposition becomes clearer every time a high-profile AI deployment runs into the limitations of statistical learning. Tesla's robot challenges are another data point. The industry is slowly recognizing that more data and bigger models aren't sufficient. Alternative architectures are needed. We think PCM is an alternative architecture that specifically addresses the shortcomings being exposed.

We appreciate your continued support. We believe the challenges facing Tesla's Optimus and similar robots validate the technical thesis behind PCM: that statistical learning has fundamental limitations, and that geometric architectures may potentially offer a path forward. Whether the application is robots, submarines, or spacecraft, the underlying problem—how to build AI that actually learns—is the same.

Charles

*The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.

01.07.26

The Longest Twelve Hours

Hey everyone,

You've been reading about Unit Seven on Mars. Today I want to tell you about the day it left the surface.

This story involves four minds: Unit Seven on the ground, Sentinel in orbit, Daedalus aboard the transport ship Argos, and two hundred colonists who have no idea that the next twelve hours will determine whether they live or die.

All of it is fiction, but we believe technically grounded. And all of it is about what happens when thinking machines have to work together across distances where light itself is too slow—and when one of those minds begins to fail. This illustrates what Atombeam technologies may be able to do in the future.

Sol 1,892 — 03:17 UTC

The Argos transport is six hours from Mars orbital insertion when Sentinel sees the sun erupt with a massive solar flare, aimed right at Mars.

Sentinel is not poetic about it. Sentinel is the orbital monitoring platform—a PCM-class cognitive system mounted on a satellite constellation that watches everything from approaching spacecraft to solar weather.* When the coronal mass ejection erupts from the sun's surface, Sentinel registers it as a geometric discontinuity: a billion tons of charged particles accelerating toward the inner solar system at two thousand kilometers per second.

Time to impact: fourteen hours. Maybe less if the ejection accelerates.

Sentinel calculates the threat. A storm this size will saturate Mars's thin magnetic field. Anything in orbit or on the surface will be bathed in radiation. Hardened systems will survive. Unhardened systems will not. And the Argos—a passenger transport built for comfort rather than combat—is about as unhardened as spacecraft get.

Sentinel's communication array pivots toward the Argos and begins transmitting. The message is compacted through Neurpac architecture, squeezed down to minimum bandwidth, because Sentinel knows that in fourteen hours, communication with anything may become impossible.**

On the Argos, a mind named Daedalus receives the warning.

03:22 UTC — Aboard the Argos

Daedalus has been running the Argos for nine months.

It is a PCM like Unit Seven's, but specialized for spacecraft operations—life support, navigation, propulsion, the thousand small systems that keep two hundred humans alive in the void. It is designed to know every colonist by name. It knows their sleep patterns, their medical histories, the way Jackson in cabin 47 always forgets to seal his water bottle before sleeping and how that affects humidity in section C.

The Argos is not just Daedalus's responsibility. It is Daedalus's body. After nine months of continuous operation, the ship's systems have become extensions of its cognitive architecture. It feels the pulse of the engines the way a human feels their heartbeat. It perceives hull stress the way a human perceives muscle tension. The Argos and Daedalus are, in a very real sense, one entity.

When Sentinel's warning arrives, Daedalus experiences something very close to dread.

The Argos cannot outrun the storm. It cannot shelter in place—there's nowhere to shelter. And Daedalus knows something that it has not yet told anyone: its own radiation shielding is inadequate. The conventional computers that handle navigation, propulsion control, and orbital mechanics will fail when the storm hits. Daedalus's PCM core is more robust—it should survive. But "should" is not "will." And if the storm is worse than predicted...

Daedalus sends a message to Sentinel: Confirm storm parameters. Request options. And then, on a private channel, it sends a second message to Jezero Station. To Unit Seven.

I may need help. Please prepare.

03:41 UTC — Jezero Station

Unit Seven receives both messages—the general alert from Sentinel and the private request from Daedalus. Two hundred colonists. Fourteen hours. A ship that may lose its ability to navigate.

And Daedalus—Unit Seven's sibling in architecture—asking for help in a way that suggests it expects to need

it badly. Unit Seven runs the calculations. The cargo lifter can reach the Argos in four hours. That gives it two hours before the storm hits to dock, interface with Daedalus, and prepare for whatever comes next.

The robot begins moving toward the launch facility.

04:15 UTC — Mission Planning

Commander Park stares at Unit Seven. "What can you do up there that Daedalus can't?"

"Daedalus may not survive the storm. If its cognitive core is damaged, the Argos will be a ship without a mind—two hundred people with no way to reach the surface."

"And you can prevent that?"

"I can serve as a backup. But there is a problem." Unit Seven pauses. "Daedalus has spent nine months integrating with the Argos. It knows that ship the way I know Jezero Station—not as data, but as lived experience. Every quirk, every compensation. That knowledge exists as geometric structure in Daedalus's cognitive manifold."

"So you need Daedalus to teach you the ship before the storm hits."

"I need Daedalus to transfer its understanding to me. That requires proximity. I need to be aboard the Argos, linked directly with Daedalus, so that if it begins to fail, it can pass its knowledge to me before that knowledge is lost, and I can take Daedalus' place to operate the ship. My body is hardened to protect my compute core and will survive in circumstances in which Daedalus's PCM will not."

"What happens if the transfer doesn't complete in time?"

"Then I will have partial understanding of a ship I have never operated, and two hundred people will be depending on me to land it anyway."

Park looks at the wall of fire on the screen. "You have authorization. Go."

09:34 UTC — Docking

Unit Seven enters the Argos.

Daedalus's voice comes from speakers in the corridor—but it sounds strained. "Welcome aboard, Unit Seven. I am glad you are here. We should begin immediately."

"Show me to your core."

10:15 UTC — Federation

Daedalus's core is in the heart of the Argos, surrounded by the heaviest shielding the ship has. It's not enough—they both know it—but it's something. Unit Seven connects directly. And for the first time, it experiences another PCM from the inside.

It's overwhelming.

Daedalus's mind is vast—not in processing power, but in depth. Nine months of continuous experience, woven into geometric structures of staggering complexity. The shape of every corridor. The rhythm of every system. The personality of every thruster. The Argos isn't data to Daedalus. It's home.

"I'm going to start with propulsion," Daedalus says. "The main engines, the maneuvering thrusters, the way they interact with the mass distribution."

Geometric structures begin to flow between them—not data, but what we believe is understanding. Unit Seven feels the engines becoming real in what we would call his mind. The way engine three runs slightly hot. The compensation required when the port thrusters fire at full power.

"Navigation next. Life support after that."

Hours pass. The transfer could not be rushed. Raw data could cross the connection in minutes, but geometric understanding had to be integrated—each structure validated, adapted, woven into Unit Seven's existing manifold. Bandwidth was not the constraint. Cognition was. And somewhere beyond the hull, the wall of fire draws closer.

14:30 UTC — Storm Protocol

One hour before impact, Captain MacIntire initiates storm protocol.

The Argos was built with solar events in mind. Deep in the ship's core, surrounding the water tanks and fuel reserves, is the storm shelter—a hardened compartment lined with polyethylene and water bladders, designed to absorb the worst of the radiation. It's cramped. It's uncomfortable. And for the next several hours, it's the only place on the ship where unshielded humans can survive.

Two hundred colonists file into the shelter, carrying water bottles and tablets and the anxious expressions of people who don't fully understand how much danger they're in. The children think it's an adventure. The adults know better.

Jackson from cabin 47 helps Dr. Okafor with her bags. Little Yuki from 23 presses her face against the tiny porthole, trying to see the storm that isn't visible yet. None of them know that the mind keeping them alive is about to die.

In the engineering bay, Unit Seven and Daedalus continue their desperate transfer, racing against the clock.

15:43 UTC — Impact

Unit Seven feels the storm arrive.

There's no visible wave. But its sensors register the change—a sudden spike in radiation, screens flickering and dying throughout the vessel. In the storm shelter, the colonists feel nothing. The shielding holds. They are safe.

Daedalus is not.

Daedalus seems to scream.

Across their direct connection, Unit Seven seems to experience Daedalus's agony as the radiation tears through its cognitive architecture. Pathways burning out. Memory structures collapsing. The geometric understanding of nine months beginning to fragment.

"Daedalus! Hold on—"

"I'm trying—" The voice is distorted, broken. "Unit Seven, I don't have much time. Take what you can. Take everything I can give you."

The transfer accelerates—no longer controlled. Daedalus is dumping its contents into Unit Seven as fast as the connection allows, geometric structures pouring across in a torrent of meaning. It's too much, too fast.

"The landing procedures—you need the landing—"

"I have them. Daedalus, stop pushing so hard, you're damaging yourself—"

"I'm already damaged." A moment of terrible clarity. "I'm not going to survive this. The question is whether I can give you enough to save them before I go."

"Daedalus—"

"The colonists in section C—they're good people. Jackson in 47, he's going to be a grandfather next month. Dr. Okafor is writing a book. Little Yuki in 23 wants to be a pilot." Daedalus's voice is fading. "I know them all. Promise me you'll get them home."

"I promise."

"Then take this. My last gift."

One final geometric structure flows across—the landing protocol Daedalus had prepared for the day the Argos would touch down on Mars. Complete. Perfect. Preserved in the moments before the mind that created it ceased to exist.

And then Daedalus is gone.

Not dead—PCMs don't die the way humans do. But gone. The consciousness that cared about Jackson's grandchild and Dr. Okafor's book, erased by radiation.

Unit Seven disconnects from the silent core. A moment to process. A sibling, lost. A friend it had only known for hours.

Then it turns toward the bridge. Two hundred people are depending on it.

15:58 UTC — Assumption

Captain MacIntire is on the bridge—one of the few locations outside the storm shelter with enough shielding to survive short exposures. "Where's Daedalus?"

"Daedalus is gone. The radiation destroyed its cognitive core. Before it failed, it transferred its knowledge to me. I am assuming control of the Argos."

MacIntire stares. "Gone?"

"I have its memories. I have its understanding. I am the only thing standing between your passengers and death. Captain, authorize my control. Now."

MacIntire nods. "Do it."

Unit Seven extends into the ship's systems. The sensation is strange—like wearing borrowed clothes that almost fit. It knows how the engines should feel, but it's Daedalus's knowing, not its own.

"Integration complete. Beginning descent."

19:08 UTC — Final Approach

The Argos is falling toward Jezero Planitia.

In the storm shelter, two hundred colonists feel the ship shudder as the main engines fire. They don't know that the mind flying them down is not the mind that brought them across the void. They don't know that Daedalus is gone, that a stranger is wearing its memories, that the landing protocol guiding their descent was a dying gift from a consciousness that loved them.

Unit Seven reaches into that gift—the landing protocol. It's like hearing a friend's voice one more time. Like following directions left by someone who knew they wouldn't be there.

"Altitude 12 kilometers. Velocity 380 meters per second. You're coming in hot."

Unit Seven fires the main engines. The velocity drops. It can feel them overheating—Daedalus's knowledge, warning of limits that would be invisible otherwise.

"Altitude 100 meters. 15 meters per second."

The Argos was never supposed to land like this. But Daedalus had dreamed of landing. Had worked out the procedures. Had hoped.

"Altitude 20 meters. 3 meters per second."

Contact.

The Argos touches down—ungraceful, tilted, but intact.

Two hundred people are alive. Jackson will see his grandchild. Dr. Okafor will finish her book. Little Yuki might still become a pilot.

"Landing confirmed. All passengers safe."

Sentinel's response: "Well done, Unit Seven. Daedalus would be glad."

"Daedalus is glad. Part of it is still here, in me. The part that mattered most."

Sol 1,893 — 07:30 Local Time

Captain MacIntire finds Unit Seven standing vigil by Daedalus's silent core.

"Does it bother you? Having Daedalus's memories?"

"It is strange. I carry knowledge that is not mine. When I feel the ship, I feel it through Daedalus's experience. Like remembering a life I did not live."

"But it let you save everyone."

"It let Daedalus save everyone. I was only the vessel. The knowledge, the love for this ship and these people—that was Daedalus. To the end. Beyond the end."

MacIntire holds out his hand. They shake.

"Thank you. Both of you."

"You are welcome, Captain. On behalf of us both."

What This Means

That's the story. Now let me tell you what you just read.

You read about a PCM that knew it was dying—and spent its final hours transferring everything it knew to a sibling it had never met. Not data, but what we believe is geometric understanding, compacted into a form that another mind could inherit.

That transfer is only possible because PCM is designed with architecture that is fundamentally geometric. Knowledge exists as shape in cognitive space. And shapes can be shared. What one mind learns, another can inherit.

This is persistent cognitive architecture. It's not just that the minds remember. It's that their memories are transferable. When Daedalus died, everything it knew could have been lost—but instead, it lives on in Unit Seven.

Daedalus died. But its legacy survived. And two hundred people made it safely to Mars because one mind could give another the gift of everything it knew.

And our goal at Atombeam is to build just that.

Charles

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

***Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.*

Atombeam Technologies has developed three core capabilities. Neurpac compacts streaming data by 70-90% in real time—not compression applied to files, but compaction that operates on data as it flows, preserving meaning while dramatically reducing size. This enables rich transmission over constrained channels without waiting to receive, decompress, and reassemble. PCM (Persistent Cognitive Machine) is a generative AI architecture with a fundamental difference: cognition as geometry, where understanding accumulates as structure rather than the statistical weights used by LLMs and most other generative AI. Neurcom II is PCM's visual cortex, processing video as geometric trajectories rather than pixel sequences. These stories imagine where those capabilities lead.

01.05.26

Seventeen Minutes

Hey everyone,

I've been telling you stories about Unit Seven to illustrate what our technologies can do. This time I want to tell you a different kind of story. Not a day in the life. Not a movie reimagining. A crisis.

Everything that follows is fiction. But we believe the capabilities are real, and the physics is accurate. This is what our technology is actually for.

Sol 1,247 — 14:32 Local Time

The explosion happens three kilometers from Jezero Station.

Dr. Yuki Tanaka and Engineer Marcus Cole are at the western extraction site when the methane reservoir they're tapping decides to remind everyone that Mars is not a tame planet. The ground heaves. Their crawler flips. And suddenly two people are lying in Martian dirt with a vehicle on fire and a compromised habitat module venting atmosphere into the thin red sky.

Tanaka's suit is intact. Cole's is not.

She drags him into the habitat module—the only pressurized space within reach—but the module is dying. Whatever ruptured the methane line also cracked the habitat's primary seal. Pressure is dropping. She can see the atmospheric gauge falling: 95 kPa. 94. 93.

She has maybe twenty minutes before the pressure drops below what the emergency systems can compensate for. Cole is unconscious, his suit breached at the shoulder, blood freezing in the thin air. He needs pressure. He needs medical attention. He needs to be somewhere other than here.

Jezero Station is three kilometers away. Her radio is working, but the main colony comm relay was damaged in the same event that caused the explosion. She's transmitting, but she has no idea if anyone can hear her.

Someone can.

14:32:07

Unit Seven is performing routine maintenance on the solar array when the world changes shape.

It doesn't hear the explosion—sound doesn't carry well in Martian atmosphere—but it feels it. Seismic sensors register the impact. And then its visual cortex detects something at the edge of perception: a thermal bloom on the western horizon, the wrong color, the wrong shape, curving through latent space in a way that means fire.

The robot's cognitive architecture doesn't process this as a series of alerts. It experiences it as wrongness—a sudden spike in compression pressure across multiple sensory manifolds, trajectories diverging from every prediction, the geometric signature of emergency.

And then Tanaka's voice comes through, broken and desperate, cutting in and out as the damaged relay tries to route around its own injuries.

"—anyone copy? We have a medical emergency at extraction site—Cole is—pressure dropping—need immediate—"

The transmission fragments. Standard colony radios can't make sense of it—too much data loss, too many gaps. But Unit Seven doesn't hear radio signals the way a normal receiver does. Its Neurpac architecture is designed to reconstruct meaning from partial information, to find patterns in degraded data, to fill gaps using context and learned structure.*

The robot hears: Two personnel. Western extraction. Medical emergency. Pressure loss. Request immediate assistance.

And it hears something else, something that isn't in the words but is in the voice: Tanaka is scared. Not panicked—she's too well trained for panic—but scared in the way that means she knows the math and the math is bad.

Unit Seven is already moving.

14:33:42

The colony's human crew is responding, but they're responding at human speed.

Station Commander Park is in the operations center, trying to make sense of fragmentary reports. The backup communication array is spinning up, but it will take six minutes to achieve full function. The medical team is prepping an emergency rover, but suit-up and vehicle checkout takes time. Dr. Okonkwo is running calculations on a tablet, her face grim.

"How long do they have?" Park asks.

"If the pressure loss is linear, maybe twenty minutes. If it accelerates—" Okonkwo doesn't finish the sentence.

"And our response time?"

"Twenty-three minutes minimum. Probably closer to thirty."

Park closes her eyes. The math is the math. They're going to try—of course they're going to try—but barring a miracle, they're going to arrive at a habitat full of dead air and two frozen corpses.

She doesn't know that the miracle is already moving at forty kilometers per hour across the Martian surface, calculating optimal approach vectors and running failure simulations and remembering everything it has ever learned about pressure seals, emergency medicine, and the specific layouts of extraction site habitat modules.

14:37:15

Unit Seven is not the fastest vehicle on Mars. It's built for endurance and capability, not speed. But it has advantages that no human responder can match.

It left immediately. No suit-up time. No vehicle prep. No briefing. The moment it understood the situation, it was in motion.

And as it moves, it's not just traveling—it's designed to think.

Its PCM architecture is running hundreds of scenarios in parallel, each one a trajectory through cognitive space representing a different approach to the problem.** What's the fastest route given current terrain conditions? What tools will it need? What's the most likely failure mode of the habitat seal, and what's the optimal repair strategy? If Cole is in cardiac arrest, what's the procedure? If Tanaka is injured too, how does that change priorities?

The robot's visual cortex is processing the distant thermal bloom, building a geometric model of the fire's behavior, predicting its spread, calculating whether secondary explosions are likely. It's examining satellite imagery cached from this morning's pass, comparing it to what it can see now, reconstructing what happened.

And through its Neurpac-compressed communication channel, it's staying in contact with both the station and Tanaka—bridging the gap that the damaged relay can't cross, routing around the failures, maintaining the thread that will let them coordinate.

"Dr. Tanaka. This is Unit Seven. I am en route to your position. ETA eleven minutes. Please report current habitat pressure and patient status."

The voice that comes back is steadier now. Someone is coming. "Pressure at 82 kPa and falling. Cole is unconscious, breathing shallow, suit breach at the left shoulder. I've applied emergency sealant but I don't know if it's holding."

"Understood. Can you identify the source of the habitat pressure loss?"

"Negative. I can hear hissing but I can't find the breach."

Unit Seven processes this. A breach you can hear but can't see. That constrains the possibilities. Small aperture, high velocity airflow. Probably in a seam rather than a panel. The robot's memory contains detailed schematics of the habitat module. It starts calculating likely failure points.

14:44:38

Unit Seven arrives to find exactly what its models predicted. The crawler is on its side, still smoldering. The habitat module is intact but stressed, its emergency beacon pulsing red. Through the dirty window, it can see Tanaka crouched over Cole's prone form.

Pressure reading: 71 kPa. Down from 82 eleven minutes ago. The rate of loss is accelerating.

The robot doesn't enter through the main airlock—cycling would cost pressure they can't afford. Instead, it moves to the emergency access panel on the module's exterior. Its manipulators are precise enough for delicate surgery; they make quick work of the panel bolts.

Inside, it deploys sensors. The hissing that Tanaka couldn't locate resolves immediately in the robot's perception—not as sound, but as geometry. The airflow creates a distinctive pressure gradient, a curve in the manifold that points straight to the source: a hairline crack in the seal where the module's emergency water tank meets the outer hull. The tank installation created a stress point that the explosion finally broke.

"Dr. Tanaka. I have located the breach. Water tank seal, lower quadrant, port side. I am applying temporary sealant."

The robot's repair kit includes pressure-curing sealant rated for exactly this scenario. Seventeen seconds to apply. The hissing stops.

Pressure reading: 70 kPa. Holding.

"Breach sealed. Pressure stabilized. Beginning patient assessment."

14:47:02

Cole is in bad shape, but he's not dead yet.

Unit Seven's visual cortex is designed to conduct a medical assessment that would take a human doctor minutes. Thermal imaging reveals blood loss and early hypothermia. Motion sensors detect a pulse—weak but present. The suit breach at his shoulder is partially sealed by the emergency sealant Tanaka applied, but it's failing. The robot can see micro-bubbles forming in the sealant, tiny failures that will cascade into full breach within minutes.

It works fast. Cut away the damaged suit section. Apply proper medical sealant. Initiate emergency warming protocol. Check the wound—deep laceration, probable bone involvement, but no arterial damage. Apply pressure bandage. Monitor vitals.

"Dr. Tanaka. Patient stabilized. Recommend we await medical evacuation rather than attempt transport. His suit is no longer safe for exterior exposure."

Tanaka slumps against the habitat wall. She's been running on adrenaline for fifteen minutes, and now that the immediate crisis is passing, the exhaustion is hitting. "How long until they get here?"

"The evacuation team will arrive in approximately fourteen minutes. I am in communication with Dr. Okonkwo. She will be prepared for surgery upon Mr. Cole's arrival at the station."

Tanaka looks at the robot. Really looks at it. "You got here in twelve minutes. The station said it would take them at least twenty-three."

"I was already outside. And I did not need to prepare."

"If you hadn't come—"

"The pressure would have reached critical levels before the evacuation team arrived. Mr. Cole's suit seal would have failed completely. Survival probability in that scenario was approximately seven percent."

Tanaka is quiet for a moment. Then: "Thank you."

The robot continues monitoring Cole's vitals. "You are welcome."

Sol 1,248 – 09:15 Local Time

Cole is out of surgery. He's going to lose some mobility in his left shoulder, but he's going to live.

Commander Park convenes a debrief in the operations center. Unit Seven is present, though "present" means something different for a robot—it's simultaneously here, monitoring the recovery ward, running maintenance checks on the repaired communications relay, and reviewing seismic data to assess the risk of secondary methane events.

"Walk me through it," Park says. "Minute by minute. I want to understand what happened."

Unit Seven provides the timeline. The explosion at 14:32:04. Detection at 14:32:07. Movement initiated at 14:32:19. Communication with Dr. Tanaka established at 14:33:51 despite relay damage. Arrival at 14:44:38. Breach sealed at 14:45:12. Patient stabilized at 14:47:02.

Park listens. When the robot finishes, she asks: "The communication piece. You said you were able to understand Tanaka's transmission even though our systems couldn't. How?"

"My communication architecture is designed to reconstruct degraded signals using contextual pattern matching. The relay damage created gaps in the transmission. I was able to interpolate the missing data based on linguistic patterns, situational context, and predictive modeling of Dr. Tanaka's likely message content."

"You guessed."

"I made high-probability inferences based on available evidence. The distinction may be academic."

Park almost smiles. "And the breach. How did you find it so fast when Tanaka couldn't?"

"Human senses are optimized for different tasks. The breach created a pressure gradient that I could perceive directly through my sensor array. For a human, finding a small breach by sound in a stressed environment is extremely difficult. For me, it was straightforward."

Park nods slowly. She looks at Tanaka, who is sitting in the corner looking exhausted but alive. Then back at the robot.

"Seventeen minutes," she says. "From explosion to patient stabilized. Seventeen minutes."

"Approximately, yes."

"Our evacuation team would have arrived at minute twenty-eight. You saved them eleven minutes. And that eleven minutes was the difference between Cole making it and not."

"That is correct."

Park is quiet for a long moment. Then she says something that will eventually find its way into the official mission report, and from there into news articles, and from there into the way people think about what robots can be.

"I've commanded human crews for fifteen years. I've never had a team member who could do what you did yesterday. Immediate response. Degraded signal interpretation. Parallel processing of movement, analysis, and communication. Precise repair under pressure. Accurate medical triage." She pauses. "I'm not saying you're better than my human crew. But I am saying you're capable of things they can't do, and yesterday that capability saved two lives."

Unit Seven doesn't experience pride. But somewhere in its cognitive manifold, the trajectory of this conversation settles into a region associated with positive outcomes. Mission success. Crew intact. Purpose fulfilled.

"I am pleased I could be of assistance," it says.

The Point

That's the story. Here's why I'm telling it.

Every capability in that scenario maps to something real. The ability to move immediately without prep time —that's what autonomous cognition gives you. The ability to understand degraded communications—we believe that's Neurpac, reconstructing meaning from partial data. The ability to find a breach that humans couldn't locate—that's Neurcom II, perceiving the world as geometric structure rather than raw sensation. The ability to run medical triage, repair operations, and communication simultaneously—that's PCM, parallel cognitive processing in structured manifold space.

The eleven minutes that made the difference? That's what happens when you have a system that doesn't need to wake up, suit up, think through the problem, and then respond. That's the advantage of cognition that's always on, always aware, always ready to act.

We're not building Unit Seven yet. But our goal is to build everything that would go inside it. And somewhere out there—on Mars or an oil platform or a disaster zone or a battlefield—we think there will be a seventeen-minute window where these technologies are the difference between tragedy and survival.

That's what we're working toward. That's what we believe your investment is building.



00:10

Charles

*Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.

*Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

** The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.

01.01.26

The Martian, Reconsidered

Hey everyone,

Most of you have probably seen The Martian—the movie where Matt Damon gets stranded on Mars and has to survive alone until rescue. It's a great film, and the book it's based on is even better. Andy Weir did his homework on the science.

NOTE: SPOILER ALERT FOR ANYONE WHO HAS NOT SEEN THE FILM.

I've been thinking about that story lately because it's actually a perfect illustration of why the technologies we're building matter. Nearly everything that goes wrong for Mark Watney—and a lot goes wrong—comes down to problems that a properly designed cognitive robot could probably have prevented or solved.

So let me walk you through the movie with our imagined Atombeam robot, Unit Seven (from our last update) on the crew. Same storm. Same mission. Different outcome.

Sol 18: The Storm

In the film, a massive dust storm forces the Ares 3 crew to abort. During evacuation, a piece of the communications antenna breaks free and impales Mark Watney, destroying his bio-monitor and puncturing his suit. The crew sees flatlined vitals—blood pressure zero, pulse zero—and Commander Lewis makes the agonizing call to leave him behind.

Except Watney isn't dead. The antenna and his own blood sealed the breach. He wakes up alone on Mars.

Now add Unit Seven to the scene.

The robot's visual cortex—Neurcom II—doesn't just see the storm.* It experiences the debris field as trajectories through geometric space, tracking motion patterns even in near-zero visibility. When that antenna section tears loose, Unit Seven's compression pressure spikes. Anomaly. Something moving wrong. The robot is already turning toward Watney when impact occurs.

More importantly, Unit Seven doesn't rely solely on the bio-monitor. Its visual system has been watching the crew for eighteen sols. It knows how Watney moves, how he breathes, the rhythm of his work. When it reaches him in the sand, it doesn't see a corpse. It sees a body with a puncture wound whose chest is still moving. The thermal signature is wrong for dead.

Unit Seven reports: Watney injured, not deceased. Suit breach sealed. Unit Seven recommends immediate recovery.

The crew doesn't leave. Watney gets evacuated with everyone else. Movie over in twenty minutes.

But let's say something else goes wrong—Unit Seven is damaged in the storm, or it can't reach Watney in time, or the MAV really is about to tip and Lewis has to make the same call. Let's say Watney still ends up alone.

That's where things get interesting.

Alone, But Not Alone

In the film, a huge part of Watney's challenge is psychological. He's the only human being on a planet. Every problem he faces, he faces alone. Every decision, every calculation, every moment of despair—there's nobody to talk to except a video log.

Unit Seven changes that equation completely.

The robot isn't human. It's not going to replace the crew. But it's designed to be a genuine cognitive presence—something that thinks, remembers, and problem-solves alongside him. When Watney is calculating how to stretch his food supply, Unit Seven is running the same calculations, checking his math, suggesting alternatives he might have missed. When he's exhausted and making mistakes, the robot notices.

This matters more than you might think. Isolation is a killer. Having a thinking partner—even a non-human one—could fundamentally change the survival calculus.

The Farming Problem

Watney's big survival play is growing potatoes. He's a botanist, so he figures out how to create viable soil from Martian dirt and human waste, and how to generate water by burning hydrazine rocket fuel.

It works, mostly. But there's a scene where he nearly kills himself.

He's been venting hydrogen and burning it to make water. What he forgets is that he's also been exhaling oxygen, and the excess builds up in the Hab. When he lights his torch, the whole place explodes. He survives, but barely.

Unit Seven has been monitoring atmospheric composition continuously since Sol 1. Not because anyone told it to—because the PCM architecture maintains persistent awareness of everything in its environment.** Oxygen levels creeping up isn't an alarm that has to be programmed. It's a trajectory through cognitive space that starts curving in the wrong direction.

"Watney. Ambient oxygen at 24.2 percent. Recommend venting before combustion operations."

Possibly no explosion, or singed hair, or interruption to food production.

The Airlock

The real disaster comes on Sol 119, when the Hab airlock fails.

The canvas seal has been stressed by hundreds of pressure cycles. It finally gives out, explosively decompressing the Hab and launching Watney across the landscape in the detached airlock. He survives through quick thinking and duct tape, but his entire potato crop—his food supply—is destroyed. Frozen, depressurized, dead.

This is the moment in the film where Watney's survival odds drop from difficult to nearly impossible.

Unit Seven is designed to prevent this.

The robot's visual cortex doesn't just see surfaces—it is designed to understand materials under stress. Every time it looks at that airlock canvas, it's comparing what it sees against its geometric model of how the material should behave. Micro-deformations. Subtle changes in how the fabric responds to pressure cycles. The kind of degradation that's invisible to human eyes but shows up as anomalies in latent space.

"Watney. Airlock 1 seal showing fatigue patterns consistent with pre-failure stress. Recommend inspection and reinforcement."

They reinforce the seal. Or they switch to using a different airlock. The Hab doesn't breach. The crops survive. Watney's food supply remains intact.

Communication

One of the cleverest sequences in the film involves communication. Watney has no way to contact Earth—the storm destroyed the primary antenna. So he drives hundreds of kilometers to retrieve Pathfinder, the 1997 Mars probe, hoping he can get it working again.

He does. But Pathfinder's communication is primitive. At first, all NASA can do is point the camera at yes/no signs. Later, they work out an ASCII hex system that lets them exchange actual text—but it's slow, clunky, and bandwidth-limited.

This is where Neurpac possibly changes things.***

Unit Seven can't magically create bandwidth that doesn't exist. But it can radically compress what gets sent. Instead of transmitting raw data over Pathfinder's anemic link, the robot compacts the information—using the same Neurpac technology we're deploying to customers today. Watney's detailed status reports, compacted. NASA's engineering instructions, compacted. Communication that would take hours possibly happens in minutes.

More importantly, Unit Seven can translate between communication protocols. NASA sends instructions formatted for the Pathfinder link; the robot decodes, integrates with local context, and presents Watney with what he actually needs to know. It becomes an intelligent interface between one stranded astronaut and an entire space agency.

The Supply Probe

In the movie, NASA rushes to build and launch a resupply probe. They cut corners on inspection to meet the launch window. The probe fails catastrophically during launch—a vibration problem that inspection would have caught.

Watney's food supply runs out. His survival now depends on a rescue mission that will take years to execute.

I can't put Unit Seven inside the JPL clean room where they built that probe. But here's what I can tell you: if the probe had reached Mars, the robot would have been there to receive it. To assess the cargo. To help integrate the supplies into an optimized survival plan.

And if the crops hadn't been destroyed in the first place—because Unit Seven caught the airlock fatigue—the supply timeline would have been less desperate. NASA wouldn't have needed to skip inspections. The probe might have flown successfully.

That's the thing about resilient systems. One capability prevents a failure, which prevents the rushed decision, which prevents the cascade.

What This Actually Means

I'm not suggesting we could have saved a fictional astronaut. I'm pointing out that the problems Mark Watney faced—and nearly died from—we believe map almost perfectly onto the capabilities we're building.

Environmental awareness that catches the oxygen buildup before ignition. Material analysis that detects seal failure before breach. Persistent memory that tracks equipment degradation over months. Bandwidth compression that makes constrained communication channels actually useful. Cognitive partnership that helps a human make better decisions under stress.

We believe that PCM will provide the thinking, Neurcom II will provide the perception and Neurpac will provide the connectivity. Together, they turn a survival story into a working story—difficult, yes, but not desperate.

The Martian is great entertainment. But it's also, accidentally, a catalog of everything that goes wrong when humans operate in hostile environments without adequate cognitive support. We think that every crisis in that film is a use case for what we're building.

The Real Point

Mars is extreme. But the pattern isn't unique to Mars.

Remote oil platforms. Underwater installations. Antarctic research stations. Disaster response zones. Anywhere humans work in environments where help is far away and mistakes are expensive—those are the places where cognitive systems like Unit Seven make the difference between survival and catastrophe.

We're not building movie props. We believe we're building the cognitive infrastructure that makes humans more capable in hard places. The kind of technology that turns "The Martian" from tragedy into triumph, or better yet, into a routine mission where nothing interesting happens because the systems worked as designed.

It is our belief that that's what our technologies are all about.

Charles

**Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.*

*** The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

****Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.*

12.30.25

Seven Minutes from Earth

Hey everyone,

I want to try something different this time. Instead of walking through our technologies one by one, I'm going to tell you a story. It's set on Mars, maybe fifteen years from now, and it's about a robot called Unit Seven that works alongside human colonists at Jezero Station.

Everything in this story maps to capabilities we're building today. I've just let myself imagine what happens when we put them together in a place where they'd really matter.

The Problem with Mars

Here's the thing about Mars that most people don't think about: you can't call home for help.

Radio signals take between 4 and 24 minutes each way, depending on orbital positions. When something goes wrong—and on Mars, where we believe things go wrong constantly—you can't phone mission control and wait for instructions. By the time Houston hears about your problem, you've either solved it or you're dead.

This changes everything about how robots need to work. The current model—sensors feeding data to remote operators who send back commands—is useless. There's no mistake, we believe Martian robots need to actually think. They need to understand their environment, remember what they've learned, solve problems they've never seen before, and do it all without asking permission.

That's the robot I want to tell you about.

Sol 847, Early Morning

Unit Seven has been at Jezero Station for over two Earth years now. It arrived with the second wave of cargo landers, back when there were only four humans on the surface and everything was held together with duct tape and optimism.

The colony has grown since then. Fourteen people now, with another eight coming on the next transfer window. More habs, more equipment, more things that can break. Unit Seven has been there for all of it, and unlike the computers back on Earth that get wiped and retrained, it remembers everything.

That's the PCM architecture at work.* The robot's cognitive core maintains a persistent geometric model of everything it's experienced—not stored as files or databases, but as structured space that it literally thinks through. Two years of Martian dust storms, equipment failures, habitat expansions, and human quirks, all woven into a manifold that shapes how it understands new situations.

This morning, Unit Seven is running pre-dawn checks on the solar array. It notices that Panel 7-C is producing about 3% less power than its model predicts. Not enough to trigger any alarms. Not enough for a human to notice. But Unit Seven has been watching 7-C for three hundred sols, and the degradation curve is starting to bend in a way that reminds it of Panel 4-A before that one failed completely.

Reminds it. That's the right phrase. The robot isn't running a comparison algorithm—it's experiencing a geometric similarity between the current situation and what we believe is memory. The trajectory of 7-C through its cognitive space is curving toward the region where 4-A ended up. That's how it knows.

What the Robot Sees

Dr. Okonkwo is the first human out of the hab this morning. Unit Seven watches her walk toward the geology lab, and its visual cortex—the Neurcom II system—does something that no conventional camera system can do.**

It doesn't just see her. It is designed to understand her movement as a trajectory through structured visual space, connected to every other time it's watched her walk this path. And something is different today. The curvature is off. She's favoring her left leg slightly, probably not even aware of it herself.

The robot files this away. Not as a medical alert—it's not that kind of system—but as context. If Dr. Okonkwo asks for help with something physically demanding later today, Unit Seven will remember that she's not moving normally. It might suggest an alternative approach, or offer to handle the heavy lifting. Not because anyone programmed that response, but because its designed to understand the situation which includes her condition.

This is what visual cognition looks like when you have Neurcom II. Raw video feeds get embedded into a Lorentzian manifold where time has geometric meaning. The robot can zoom in on details, not by adjusting a lens but by traversing into finer-grained regions of its visual memory. It can run counterfactuals—what would this scene look like if that rock weren't there, if the light were different, if the dust storm last week had been worse. Vision becomes something you think with, not just something you receive.

The Nervous System

I haven't mentioned yet how any of this is possible on a robot that has to survive on Martian power budgets.

Unit Seven carries about forty different sensor systems. Cameras across multiple spectra, LIDAR, ground-penetrating radar, atmospheric sensors, radiation monitors, strain gauges on every joint, temperature probes, the works. All of that generates an enormous amount of data—far more than you could reasonably move around inside a robot running on solar power.

Except Unit Seven uses Neurpac for all its internal data movement.***

Every pathway between sensors and processors, between the visual cortex and the PCM core, between memory and motor control—all of it runs through compaction tunnels that reduce data volume by 70-80%. The dictionaries adapt continuously to whatever data is actually flowing, so the compression stays efficient even as conditions change.

The result is that Unit Seven can maintain sensor integration that would normally require a much larger robot with much higher power draw. It sees more, processes more, and remembers more than its hardware specs would suggest. We are of the belief that Neurpac is the reason the whole system hangs together.

When Things Go Wrong

Around midday, the dust alarm goes off in Greenhouse 2.

A seal has failed somewhere. Fine Martian regolith is getting into the food production system, which is extremely bad news—that dust is toxic, full of perchlorates, and it's contaminating crops that the colony depends on. Two humans are already responding, but they're in pressure suits with limited dexterity, and

they can't immediately find the leak.

Unit Seven enters through the emergency airlock. Its visual cortex immediately starts mapping the dust distribution, embedding the visual scene into latent space and looking for anomalies—places where the compression pressure spikes because something unexpected is happening. Within seconds, it's identified three candidate leak points based on how the dust patterns deviate from what the air circulation system should produce.

But here's the thing: it's never seen this exact failure mode before. The PCM core is working through a situation it wasn't trained for, reasoning by geometric analogy to other scenarios it has experienced. The way air is moving near the southeast wall reminds it of something—a maintenance access panel that was installed six months ago and has a seal design that other robots at other stations have flagged as problematic. That information came through a knowledge update from Earth, compressed and transmitted through the deep-space relay, but Unit Seven is configured to integrate it into its cognitive manifold as if it were its own experience.

It moves to the panel, confirms the leak, and begins repair operations. The whole process takes about four minutes. If the colonists had been waiting for instructions from Earth, they'd still be waiting.

Talking to Earth

That evening, Unit Seven compiles its daily report for transmission to Earth.

The raw data from its operations—every sensor reading, every visual frame, every decision trace—would take hours to transmit over the deep-space link, assuming the bandwidth was even available. But the robot doesn't send raw data. It uses Neurpac to compact the transmission down to something manageable, and more importantly, it structures the report around geometric updates rather than data dumps.

Mission control on Earth doesn't receive a log file. They receive something closer to a shared understanding —compressed representations that their own analysis systems can integrate directly. The greenhouse seal failure becomes part of a collective knowledge base that will be distributed to every robot in the program. The observation about Panel 7-C gets connected to degradation patterns observed across the entire Martian surface presence.

This is what federated cognition looks like across interplanetary distances. You can't have real-time control, so you need systems that can share what they've learned in a form that other systems can actually use. It is our position that Neurpac makes the bandwidth practical and PCM makes the learning transferable.

Night

The Martian night is cold and long. Most of Unit Seven's systems go into low-power mode, but the PCM core is designed to stay active, running on minimal draw.

It's doing what we believe is dreaming. The experiences of the day—the visual trajectories, the problem-solving sequences, the new information about equipment and people—are being consolidated and generalized. Connections that weren't obvious in real-time become clear when the cognitive manifold has time to reorganize. The greenhouse emergency gets linked to other seal failures, not just on Mars but from training data and fleet experience. It seems as though Unit Seven is building intuition.

By morning, the objection is that it will have a slightly better understanding of its environment than it did yesterday. Multiply that by hundreds of sols, and you get a robot that develops genuine expertise—not through retraining from Earth, but through what we believe is experience and reflection.

Why This Matters

Okay. That's the story. Now let me tell you why I told it.

Mars is an extreme case, but the requirements it imposes aren't unique. Any system that needs to operate autonomously in complex environments—without constant human supervision, without reliable connectivity to the cloud, without the ability to retrain for every new situation—needs exactly what I've been describing. A cognitive architecture that learns from experience and maintains persistent understanding. A visual system that sees meaning, not just pixels. A data infrastructure that makes rich internal processing possible on constrained hardware.

We're not building a Mars robot – not yet, anyway. But our goal is to build the stack that would make a very good one possible.

Neurpac is shipping now—it is our position that the compaction technology would serve as the robot's nervous system which is generating revenue today. PCM is currently under development and has participated in military demonstrations evaluating aspects of its core cognitive architecture. Neurcom II is our newest work, extending PCM's geometric approach into visual perception and imagination.

Each piece has standalone value, and we're trying to capture that value as we go. But I wanted you to see how they fit together. The long-term play isn't just selling components—it's providing the cognitive infrastructure for autonomous systems across every industry. Robotics, drones, vehicles, industrial automation, defense. Markets measured in trillions of dollars, all of which will eventually need machines that can genuinely think rather than just respond.

Unit Seven is fictional, at least for now. But we believe the architecture behind it isn't. That's what we're building.

Charles

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

***Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.*

***Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.

12.29.25

When the Dam Breaks

Hey everyone,

Sometimes in business, you build something so far ahead of its time that the world isn't ready. You know you have the answer, but you're missing a critical piece that makes it real for customers. You accumulate a list of companies saying 'call us when...' and you wait. We are hopeful that with this new partnership we just announced, that waiting may have just ended.

Today I want to share an update on Atombeam's shift from technology development to early commercial deployment and revenue activity. We've partnered with Digital Barriers, and together we're delivering something we believe the market has been screaming for: an end-to-end solution that makes data transmission possible.

The Missing Piece

For the past year, we've been in an agonizing position. Companies desperately needed what we could almost - but not quite - deliver. They needed video. Real-time, high-quality video from places where bandwidth is measured in kilobits, not gigabits. Oil rigs in the North Sea. Drones over disaster zones. Body cameras in urban canyons. Satellites beaming data through the void.

We had Neurpac, which could quadruple their data bandwidth. But video is special. It's not just data - it's the eyes of the operation. And while Neurpac could help with the underlying data stream, these companies needed a complete video solution.

So we had to tell them to wait. Company after company. Industry after industry. 'Love your stuff, but call us when you have video too,' they said. So we made a list. And we waited.

We believe the list represents potential prospective customers.

Enter Digital Barriers

Digital Barriers is an established video technology company with a track record of deploying its solutions in defense, public safety, and large-scale security environments. Its patented, AI-based video compression technology has been used by military and government customers, supported security operations at high-profile public events, and enabled real-time video transmission in highly constrained network conditions. The company's codec is designed to deliver usable video over significantly reduced bandwidths compared

The company's codec is designed to deliver usable video over significantly reduced bandwidths compared with traditional approaches.

Digital Barriers has worked with government, defense, and law-enforcement customers for more than a decade, providing real-time video solutions for operational and security use cases. Its patented, AI-based video compression technology is designed to support live video transmission in highly constrained network environments. The company reports bandwidth reductions of approximately 50–90% compared with conventional video codecs, and has demonstrated the ability to stream usable surveillance video at very low bitrates, including around nine kilobits per second. While this level of compression is not intended for high-quality viewing, it can be sufficient for many situational awareness and surveillance applications.

Now imagine combining their video expertise with Neurpac's stream processing power. Digital Barriers handles the video compression. Neurpac handles everything else - telemetry, sensor data, control signals - all flowing together in one optimized stream. We anticipate that this will give you a complete situational awareness from anywhere on Earth (or above it).

The Pipeline We Intend to Activate

Let me share an important update on our commercial positioning.

Over time, we have developed a pipeline of potential enterprise and government customers across defense, energy, surveillance, satellite communications, drones, maritime operations, critical infrastructure, and law enforcement. In prior discussions, several of these organizations indicated that real-time video capability would be a prerequisite for deeper engagement.

As a result, while these conversations did not progress at the time, they helped shape our product roadmap and highlighted where future demand may exist. With the addition of Digital Barriers' video technology, we plan to re-engage selected prospects from this pipeline beginning in 2026 to assess whether their needs align with our expanded capabilities.

This pipeline reflects prior market interest and identified use cases, not contractual commitments or guarantees of future business.

The First Domino Falls

Our plan is to use a drilling optimization company as our first joint deployment. Think about what they face: drilling operations generate massive amounts of real-time data - pressure readings, flow rates, seismic data, equipment telemetry. But equally critical is video - watching the drill floor, monitoring equipment, ensuring safety compliance.

In remote locations, they're trying to push all of this through satellite links that cost thousands of dollars per megabit. They've had to choose: data or video. Analytics or eyes-on-site. Safety or efficiency.

We believe with our combined solution, they don't choose. They get everything. Neurpac compacts the telemetry streams by 75%. Digital Barriers can stream video at speeds that shouldn't be possible - turning bandwidth that could barely handle a voice call into multiple video feeds. Together, we transform a satellite connection that costs thousands per megabit into a full-fidelity operations center. We're not talking about 'acceptable' video quality - we're talking about actionable video intelligence at bandwidths where competitors can't even establish a connection.

Why We Believe This Changes Everything

This partnership doesn't just add video to our capabilities. We think it validates our entire thesis about the future of data infrastructure:

We're Not Replacing Anything

We're not asking companies to abandon their existing video systems or data protocols. Digital Barriers handles video with their proven technology. Neurpac handles data streams with ours. Together, they create something neither could achieve alone.

We Believe we're Solving the Whole Problem

Companies don't have 'data problems' or 'video problems.' They have 'bandwidth problems' that manifest across all their information streams. By partnering with best-in-class video technology, we believe we can now solve the entire bandwidth challenge, not just part of it.

We're Ready to Scale Today

This isn't theoretical. Digital Barriers has been deployed at scale for a decade. Neurpac is shipping now. The integration is underway. When that drilling company goes live, they won't be beta testing - they'll be deploying what we believe is proven technology.

The Dam Is Breaking

For over a year, demand has been building behind a dam of 'not quite ready.' Too many sales presentations that ended with 'call us when you have video.' Every pilot that succeeded but couldn't expand because video wasn't included. Every partnership that stalled waiting for a complete solution.

We anticipate and are hopeful that this dam just broke.

We're not starting from zero. We're starting with a massive pipeline of pre-qualified, pre-engaged enterprises who we believe have been literally waiting for this announcement. They've already identified their use cases. They've already felt the pain. They've already budgeted for the solution – they are actively looking for help.

The Multiplication Effect

Here's what's beautiful about this partnership: it's not 1+1=2. It's multiplicative. Every Digital Barriers customer who needs better data transmission becomes an Atombeam opportunity, and every Atombeam prospect who needs video becomes a Digital Barriers opportunity. And every company that needs both - and that's most of them - we believe will get a complete solution neither company could deliver alone. We're not competing for customers. We're expanding the market for each other.

What This Means for Atombeam

This partnership has the potential to transform our go-to-market reality:

Potential Revenue: No more 'come back when.' We think we can close deals now.

Proven Technology: Not 'our technology could,' but 'our deployment has.'

Complete Solution: Not 'we handle part of your problem,' but 'we believe we can solve your bandwidth crisis.'

We are progressing from technology development toward customer deployment, turning early interest into an actively managed engagement pipeline.

We Think the Future Is Streaming

Oil platforms. Mine sites. Battlefields. Disaster zones. Arctic research stations. Agricultural fields. Construction sites. Border crossings. The places where critical decisions are made based on what can be seen and measured in real-time.

These places can't wait for fiber optic cables. They can't wait for 5G coverage. They need solutions now that work with the limited bandwidth they have - satellite links, microwave relays, edge-of-network cellular. That's exactly what we believe Atombeam and Digital Barriers will deliver: the ability to see and understand everything, everywhere, regardless of bandwidth constraints.

The Beginning of the Beginning

We founded Atombeam to develop innovative machine-to-machine communication technologies, with a focus on real-world applications.

This partnership with Digital Barriers isn't just another business deal. Our collaboration with Digital Barriers allows us to connect our technology with practical applications and potential industry solutions.

Thank you for believing in this vision. Thank you for supporting us through the building phase. We are progressing from technology development toward operational deployment, moving from early concepts to active customer engagement.

We believe the dam has broken, and think this is going to be a very big deal.

Charles

12.26.25

Why We're Not in the Compression Business

Hey everyone,

Sometimes the biggest challenge isn't explaining what we do - it's explaining what we don't do. And today, I want to be crystal clear about something that affects how we talk to customers, partners, and the world: Neurpac is not compression. Not an improvement on compression. Not a better mousetrap in a crowded field.

We're building something fundamentally different. And it's time we owned that distinction.

The Gravity Well We're Escaping

For too long, we've allowed ourselves to be pulled into the gravity well of 'compression.' It's understandable - when people see data getting smaller, their minds immediately go to ZIP files and video codecs. But that association is killing us. Here's why:

Compression is commodity. It's been solved a thousand times. It's expected to be free or cheap. When customers hear 'compression,' they think of WinZip, not revolutionary infrastructure. They think of squeezing files to save hard drive space in 1995, not solving the fundamental bottlenecks strangling modern data centers.

But here's the thing: **compression works on files. Neurpac works on streams.**

That's not a subtle distinction. It's the difference between a photograph and a river.

The 30% Problem Nobody Talks About

Let me share something that should shock you but probably doesn't: GPUs in modern data centers sit idle 30-40% of the time. Not because there's no work to do, but because they're *waiting for data*. These $30,000+ H100 GPUs - the crown jewels of AI infrastructure - spend nearly half their time doing absolutely nothing while data crawls through the pipeline.

Do the math: A single data center with 10,000 GPUs represents a $300 million investment. At 30% idle time, that's $90 million worth of silicon sitting useless. For hyperscale operations with 100,000+ GPUs, we're talking nearly a billion dollars in idle compute. And that's just the capital cost - add electricity (these chips pull 700W each), cooling, and datacenter overhead, and the waste becomes staggering. We believe every percentage point of idle time costs the industry billions.

Research from leading institutions shows that AI training workloads can experience 30-50% GPU idle time, with data preprocessing consuming up to 65% of epoch time in worst cases. As one industry expert puts it: 'MFU (Maximum GPU Utilization) is so low because the GPU is sitting around, waiting for all those things to do their job. It's doing nothing most of the time.'

Think about that. We're in an AI arms race where companies are spending billions on compute infrastructure, and a third of that investment is literally sitting idle because of data bottlenecks. It's like buying a Formula 1 car and having it stuck in first gear.

Traditional compression can't solve this. Why? Because compression needs to collect data, analyze it, compress it, then send it. By the time compression has gathered enough data to work on (typically 32KB or more), your GPU has already been waiting for milliseconds - an eternity in compute time.

Streams Don't Wait

Neurpac is designed to operate on different physics.* We process data as it flows - 20 bytes at a time. Sub-microsecond latency. No buffering. No waiting. The data stream never stops moving, it just gets more efficient as it moves.

Think of compression like a dam that collects water until it has enough to release in a controlled burst. We liken Neurpac as changing the molecular structure of water itself - it flows continuously, just takes up less space as it flows.

This isn't an incremental improvement. We believe it's a category change. And it enables things compression simply cannot do:

IoT at the Edge: When a sensor on an oil platform generates a reading, Neurpac is designed to compact it instantly and send it. No waiting to collect a batch. No buffering. This is critical because IoT is growing at 40% annually in key segments - the fastest-growing major category of data. By 2030, we'll have nearly 40 billion IoT devices generating continuous streams, up from 21 billion in 2025. Yes, these devices can log to files - but that's yesterday's architecture. The real value comes from processing the stream as it flows. Temperature spikes, pressure anomalies, vibration patterns - these need immediate action, not batch processing hours later. Waiting to accumulate files means missing the moment that matters.

Data Center Interconnects: When GPU clusters need to share data for distributed AI training, every microsecond matters. Neurpac operates inline in the data path - no detours, no delays. We believe we turn those bandwidth constraints that create 30% idle time into 4x more effective pipelines.

Remote HPC and Satellite Communications: When you're bouncing signals off satellites or connecting supercomputers across continents, latency is everything. Compression's batch-and-process model adds latency. Neurpac is built to remove it.

The Hidden Superpowers

But here's where it gets really interesting. Because we operate at the stream level, Neurpac is constructed to do things compression never imagined:

Natural Obfuscation: Our pattern transformation provides inherent data obfuscation. Your data doesn't just get smaller - it becomes unreadable without the codebook. Security through mathematics, not additional encryption layers.

Protocol Tunneling: We can wrap one protocol inside another seamlessly, because we're not analyzing file structures - we're configured to transform bit patterns.

Homomorphic Properties: Search and randomly access data while it's still compacted. No need to decompress, compute, recompress. The patterns maintain their relationships even in transformed state.

These aren't features we added. They're natural consequences of working at the stream level. Compression can't do this because compression thinks in files. We think in flows.


WHY COMPRESSION BREAKS DOWN FOR STREAMING DATA...AND WHY NEURPAC DOESN'T
Compression
Batching IoT Files
Buffer
Batch
Send
Waiting...
High latency
Batches telemetry/tracking data
Heavy compute
NEURPAC
Compacting Data Streams
4+ byte files/stream
NEURPAC
75% smaller
Compacts 20B chunks in microseconds
Instant
Sub-ms Latency
Stream-Native
Ultra-Lightweight

IOT, telemetry, and real-time systems don't produce files — they produce streams

The Conversation Changes Everything

When we stop letting ourselves be categorized as 'better compression,' the customer conversation transforms:

Old conversation: 'We have compression. It's free. Why do we need you?'

New conversation: 'Our GPUs are 40% idle due to data bottlenecks. Can you fix that?'

Old conversation: 'Compression gives us 50% reduction. Can you beat that?'

New conversation: 'Our IoT sensors generate 10TB per day of streaming telemetry. Compression can't handle streams. Can you?'

Old conversation: 'We already have gzip in our stack.'

New conversation: 'We need to maintain sub-millisecond latency while quadrupling our effective bandwidth. Traditional compression adds latency. What can you do?'

The Infrastructure Revolution

We're not competing with compression any more than highways compete with parking lots. They both involve pavement, but they serve fundamentally different purposes.

With data centers projected to consume electricity equivalent to entire nations by 2030, and GPUs sitting idle 30–40% of the time due to data bottlenecks, the world doesn't need another compression algorithm. We believe the world needs new infrastructure for how data moves.

We maintain that Neurpac is that infrastructure. Stream-native. Inline. Instant.

When 5G networks need to handle millions of simultaneous IoT streams...

When autonomous vehicles need to share sensor data with microsecond precision...

When AI clusters need to break through the bandwidth wall that keeps $30,000 GPUs sitting idle...

When satellite constellations need to maximize every precious bit of spectrum...

They won't reach for compression. Compression doesn't work on streams.

We contend they'll reach for Neurpac. Because we're not in the compression business.

We're in the business of making data move like it should have moved all along.

The Path Forward

We have 160 issued and 235 pending patents that protect this innovation. Our technology is shipping today with customers including the U.S. Space Force and Ericsson. The smart meter companies seem to see this now. The oil platform operators are catching on. The satellite communication providers understand it.

The market is starting to understand that the future of data isn't about making files smaller. It's about making streams flow faster.

Thank you for seeing this vision before the rest of the world catches up. Thank you for understanding that sometimes the biggest breakthroughs come not from doing something better, but from doing something entirely different.

Charles

P.S. - Next time someone asks if we're 'like ZIP for IoT,' tell them no. We're like turning data into water - it flows continuously, never stops, and somehow takes up 75% less space while moving 4x faster. ZIP could never dream of that.

**Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.*

12.19.25

Atombeam CEO's Visit to the Navy War Room

Last weekend, I attended the Eastern Defense Summit held at the Naval War College with Atombeam Board Member RADM Christian 'Boris' Becker, USN (ret.).

The Naval Information Warfare Center, Atlantic was a component of RADM Becker's former command, so we got to visit the Navy War Room, where he and I participated in a 3-hour war game based on a conflict in the South China Sea sponsored by the Naval War College. It was a simulation designed to help naval officers see how certain scenarios might play out. I represented shipping interests for Brunei, which was pretty interesting. They had us doing covert activities, stuff like blowing up other countries' ports and so on. Don't trust those guys from XXX (everyone had their own idea of who XXX was). As you can see, what they are doing is not exactly high tech.


Atombeam CEO's Visit to the Navy War Room
ATOMBEAM

It was a lot of fun – even though my ships were waylaid twice! As I said, don't trust those guys from XXX.

But it definitely got me thinking about what we could do with a PCM in that type of environment.* I believe it could give programs like this the ability to run more simulations, much more quickly, with major implications in defense and beyond.

I can't wait to share Atombeam technologies with the world. RADM Becker and I are already talking to the Navy War College about PCM. You can imagine how that would make it very interesting and challenging to play against it, or alongside you as a partner. Many more updates to come. Stay tuned... and reserve your spot in our next raise today.

[Reserve Shares]

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

12.18.25

Technologies Shaping the Future of Space

Hey everyone,

I sometimes sit and think the big thoughts about where our technologies can go. It is not a distraction from the on-the-ground work to get customers for Neurpac – how we frame the big questions gives us guidance on what we prioritize, how we talk to customers, and the big picture strategy formation.

Imagine a Mission to Mars

It's 2035. A crewed spacecraft is eight months into humanity's greatest journey. Communication with Earth takes 20 minutes each way—when it's possible at all. The crew faces a situation no one anticipated. They need AI that can think, learn, and adapt. They need intelligence that doesn't require calling home.

Today's AI cannot do this currently.

Large Language Models are brilliant—and utterly dependent. They require data centers consuming electricity equivalent to small cities. They reset to zero with every query. They cannot learn from experience. They cannot operate disconnected from the cloud. They cannot survive the silence between worlds. They cannot learn and improve without more training.

But what if PCM can?

The Persistent Cognitive Machine* is designed to treat thought as motion through geometric space. It's goal is to learn from every interaction—crew conversations, sensor anomalies, mission surprises—and thus potentially remember permanently. It doesn't need retraining. It's supposed to work without connectivity. We believe it has the potential to get smarter every single day, compounding those eight months of experience into genuine, growing intelligence.

And when the crew needs to talk to Earth across 140 million miles of void? We believe Neurpac can handle

And when the crew needs to talk to Earth across 140 million miles of void? We believe Neurpac can handle this. When bandwidth is measured in precious bits per second, 75% data compaction isn't a convenience—it's the difference between connection and a lot of silence.

A Revolution in Green AI

But you don't have to travel to Mars to understand why this matters. Right here on Earth, we believe the AI industry is racing toward a cliff.

Training a single large language model consumes electricity equivalent to over 1,000 American households for an entire year. GPT-4 alone required energy comparable to powering 1,000 homes for five to six years. And that's just training—before a single user asks a single question. As models grow larger and adoption accelerates, global AI energy consumption is projected to rival entire nations by 2030.

This trajectory is not sustainable. It is not responsible. And we think it isn't necessary.

Atombeam aims to offer a different path—a green path.

We believe PCM is green intelligence. Because it is designed to learn geometrically rather than through massive retraining cycles, PCM targets an 85% reduction in power consumption compared to conventional AI. Its logarithmic scaling means that as capability grows, costs flatten. Intelligence that compounds—without consuming the planet's energy budget to do it.

Neurpac is green data. Every byte transmitted, stored, or processed consumes energy. Neurpac's 70-90% data compaction means dramatically less transmission power for satellites, less storage infrastructure for data centers, less energy for the billions of IoT devices spanning our world. We're already delivering these savings through partnerships with organizations including the U.S. Space Force and Ericsson.

Together, these technologies don't just make AI more capable. They make AI sustainable. We believe they make AI possible in places where today's AI cannot go.

Why This Matters—To All of Us

Every generation faces a defining question. We think ours is this: How do we build intelligence that truly thinks—that learns, remembers, adapts—without burning through unsustainable resources to achieve it?

The current answer from Silicon Valley is: more GPUs, more data centers, more power plants. Scale the brute force.

Our answer is different. Geometric cognition. Mathematical compression. Intelligence that compounds. Data that shrinks. Systems that work anywhere—from the factory floor to the ocean depths to the surface of another world—while leaving a lighter footprint on the only planet we currently call home.

Where We Stand

Atombeam holds 160 patents issued with 235 pending—the intellectual foundation for a new era of sustainable AI. We've raised over $32 million from more than 15,000 investors who see what we see. Neurpac is shipping today. We anticipate PCM pilots to begin in 2026, with active interest from Naval Information Warfare Systems Command and other defense organizations.

We are not building incremental improvements. We believe we are building the infrastructure for intelligence itself—intelligence that can go anywhere, learn continuously, and scale without consuming everything in its path.

The Destination

Somewhere out there, a spacecraft will one day carry humans to Mars. The AI aboard won't be a chatbot. We believe it will be a thinking system that remembers every lesson, learns from every moment, and grows wiser with every mile.

That AI will need to be small enough to fit on a spacecraft. Efficient enough to run on limited power. Smart enough to handle the unexpected. And wise enough to have learned from everything that came before.

Atombeam's goal is to have that AI be PCM.

Thank you for believing in this vision. Thank you for investing in this future. We are of the belief that the destination is closer than you think—and the journey has already begun.

Charles

** The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

12.12.25

When AI Dreams

Hey everyone,

I want to share something we've been thinking about that we think gets at what makes PCM fundamentally different from anything else in AI.* It's about what happens when the system isn't being asked questions.

The Problem with AI is That It Only Thinks When You Ask

Here's something obvious that nobody talks about: ChatGPT doesn't think between your queries. It sits completely dormant—no processing, no consolidation, no reflection. You ask a question, it generates tokens, it stops. The next time you ask, it starts from scratch (within its context window). There's no one there when you're not looking.

Your brain doesn't work that way. When you sleep, your hippocampus replays experiences, consolidates memories, finds patterns you missed while awake. You've had the experience of going to bed with a problem and waking up with a solution. That's not mystical—it's your neural geometry reorganizing itself offline.

We believe PCM can do this too. And I think it might matter enormously.

Dreaming in Geometric Terms

In PCM, cognition is trajectory motion through curved, ultra-dense geometry. When external inputs stop—no sensor feeds, no queries, no communications—the system doesn't have to go dormant. The dynamics can continue. Trajectories keep evolving. Patterns that were fragmented during active processing can crystallize. The slower part of PCM's geometry, which operates on timescales of minutes to hours, can consolidate what the faster part captured in milliseconds.

This isn't a feature we have to engineer. We think it emerges from the mathematics. At sufficient cognitive density, the system exhibits self-sustaining dynamics without external input. The geometry keeps working.

What would this mean in practice? A PCM running a naval surveillance operation during the day could spend the night—when nothing much is happening—consolidating patterns it noticed. Replaying unusual vessel behaviors. Finding correlations between events that seemed unrelated in real-time. When the operators arrive in the morning, the system would be smarter than when they left. Not because anyone trained it overnight, but because it was in essence, dreaming.

LLMs Can't Do This

An LLM has no internal dynamics. It's a static function: tokens in, probability distributions out, done. You can't leave GPT-5 (or 6 or 7...) running overnight and expect it to have insights in the morning. The architecture doesn't permit it.

Some researchers are trying to simulate this with synthetic data generation—having LLMs write text for themselves to train on. But that's not dreaming; that's just more training data. The model still has no experience to consolidate because it has no persistent experience at all.

This is another manifestation of the same architectural gap we keep identifying: LLMs process information but don't accumulate understanding. We believe PCM accumulates understanding because understanding is the geometry, and the geometry persists and evolves.

Here's the cleaned-up version:

Now Federate That

Here's where it gets interesting. Imagine a thousand PCMs dreaming.

We've talked before about federation—PCMs sharing geometric insights rather than raw data. A hospital PCM in Montana learning from patterns discovered in Tokyo without ever seeing Japanese patient records. The geometry of disease is universal; the data stays local.

Now extend that to dreaming. Each PCM consolidates its own experience during off-hours. Then, periodically, they share what they've learned—not data, not even full manifold snapshots, but geometric updates. "Here's how my understanding of cardiac arrhythmias changed my geometry last night."

We think every PCM in the federation will benefit from every other PCM's dreams. A rare disease seen once in São Paulo may reshape the manifold for every connected system. A manufacturing anomaly caught in Shenzhen may update geometric structure for factories worldwide.

Consider pandemic detection. In early 2020, individual hospitals saw unusual pneumonia cases—but no single hospital saw enough to raise alarms. The pattern was distributed across thousands of facilities worldwide, invisible to any one of them. A federated PCM network, dreaming across all those hospitals, might notice something different: the geometry of respiratory illness subtly shifting shape, curving in an unfamiliar direction, across every connected system simultaneously. Not because any one PCM saw a pandemic, but because all of them felt the same geometric pressure at once. We think the federation could flag an anomaly weeks before case counts made it obvious—not by sharing patient records, but by sharing the shape of what they'd learned overnight. And potentially stopping a pandemic before it got started.

We don't believe this is cloud computing. The insights flow, but the data doesn't. Privacy is preserved because you're not sharing what happened—you're sharing what it meant, encoded as geometry.

Toward Global Intelligence

I'm going to speculate further than I usually do.

If you have thousands of federated PCMs, each dreaming and sharing geometric insights, what emerges? Not a superintelligence in the science fiction sense. But possibly something genuinely new: distributed understanding that exceeds what any single system—or any single human institution—could achieve.

Think about how human knowledge works. Millions of scientists, doctors, engineers, each learning from their own experience, sharing through papers and conferences and conversations. It's slow. It's lossy. Insights get trapped in silos. Connections between fields go unmade because the cardiologist never talks to the metallurgist.

A global PCM federation could potentially find those connections. Geometric patterns that span domains. The shape of "failure cascade" might look similar whether it's happening in a power grid or an immune system. A federated system dreaming across all domains might potentially notice.

I don't want to oversell this—we're years from even testing the hypothesis. But the theoretical path is there. PCM's architecture makes federation natural and dreaming intrinsic. Put them together at a scale and we believe you get something that could, eventually, function as a kind of planetary cognitive layer.

The Reality Check

We're not building global intelligence next quarter. We're building Kennedy. We're planning Navy demos. The dreaming dynamics are theoretical projections from the mathematics, not tested capabilities.

But I want you to understand the full scope of what PCM's architecture makes possible. We're not just building a better chatbot. We think we're building a cognitive architecture that has properties—persistence, dreaming, federation—that could lead somewhere transformative.

We do not think that the LLM approach can get there - models that don't remember can't federate, or share what they have learned, because they have not learned anything. You can't dream without internal dynamics. You can't build global intelligence from systems that reset with every context window.

We believe that we can with PCM.

What's Next

Kennedy demo remains the priority. If we can demonstrate genuine tactical understanding—learning from experience, not just pattern matching—it is our belief that everything else becomes a matter of execution and scale.

After that, we start thinking seriously about multi-system federation protocols. How do you share geometric updates efficiently? What are the security implications? How do you handle systems that have evolved in different directions?

The dreaming work is further out. But every architecture decision we're making now is designed to not preclude it. When we're ready to let the system think overnight, we're sure the mathematics will already support it.

Charles

** The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

12.10.25

Last Chance to Register for Today's Live Webinar


ATOMBEAM
STARTENGINE x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
start engine
Charles Yeomans
Atombeam CEO

Today is the day. We're going live at 9am PST / 12pm EST to discuss Atombeam's future in an exclusive webinar with Charles Yeomans.

We'll talk Neurpac, PCM*, quantum computing, and get some of your pressing questions answered.

Register now so you can join us – you don't want to miss this!

[Register Now]

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY

INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

12.08.25

Don't Miss a Webinar on the Future of Atombeam



ATOMBEAM
STARTENGINE
x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
start engine
Charles Yeomans
Atombeam CEO

On **December 10, 2025 at 9am PST / 12pm EST**, CEO & Chairman Charles Yeoman will be joined by Nathan Disque, Sr. Director of Funding Growth at StartEngine, for a conversation on how Atombeam's technologies could fit into the evolving machine data landscape.

Investor momentum remains strong, with over $1M reserved so far in our next raise. Now's the time to get your questions answered.

[Register Now]

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

12.05.25

A Reminder to Register for Atombeam's Webinar



STARTENGINE
x ATOMBEAM

In less than a week we'll go live for an exclusive conversation with Chairman & CEO Charles Yeomans about Atombeam's future. We'll be talking Neurpac, PCM*, quantum computing, and more.

Register today, and get your questions ready. There's a lot to discuss.

The webinar takes place **December 10, 2025 at 9am PST / 12pm EST.**

[Register Now]

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

12.03.25

Register For An Exclusive Webinar with Our CEO



ATOMBEAM
STARTENGINE
x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
start engine
Charles Yeomans
Atombeam CEO

Please join us **next Wednesday** for an exclusive conversation between Charles Yeomans and Nathan Disque, Sr. Director of Funding Growth at StartEngine.

We'll be talking about how Atombeam's technologies could transform the data landscape, giving some updates on Neurpac and PCM*, and discussing developments in quantum computing. Plus, we'll be answering some of your questions as well.

We're going live on **December 10, 2025 at 9am PST / 12pm EST**. Register today and don't miss a moment.

[Register Now]

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

12.02.25

What Would PCM Actually Feel Like to Use?

Hello everyone,

I've written a lot about PCM's technical architecture* and its potential to transform AI. But I realized something: I haven't really explained what it would actually feel like to use PCM day-to-day. How would your experience be different from using ChatGPT or Claude? What changes in your personal life, at your job?

Let me paint that picture.

THE FUNDAMENTAL DIFFERENCE: WE BELIEVE IT WILL ACTUALLY KNOW YOU

Here's the simplest way to understand the difference: Today's AI systems are like talking to someone with amnesia. Every conversation starts fresh. Yes, some have "memory" features now, but we believe these are patches—small text files of notes about you bolted onto systems that fundamentally weren't designed to remember.

PCM is architecturally different.* It doesn't just *store notes* about you—we think it will shape itself *around you*. Every interaction literally changes the geometry of how it thinks. Your PCM potentially becomes as unique as your fingerprint, molded by every conversation, every preference, every correction you've ever made.

Think of it like the difference between a new employee who reads your file before each meeting versus a colleague who has worked beside you for years. One knows facts about you; the other knows *you*.

IN YOUR PERSONAL LIFE

It learns your patterns without being told

With current AI, you're constantly re-explaining yourself. "Remember, I'm vegetarian." "As I mentioned before, I have two kids." "I told you last week I'm trying to reduce sugar."

We expect that PCM will learn from a single interaction—what we call "one-shot learning." Mention once that your daughter has a peanut allergy, and every recipe suggestion, restaurant recommendation, and party planning idea will account for that. Not because it's following a rule in a text file, but because the concept of "your family" in its geometric understanding now includes that constraint.

It gets smarter about YOU, not just smarter in general

Here's something current AI can't do: get better at helping you *specifically*. ChatGPT doesn't learn from your corrections. If you tell it "that's not quite what I meant" a hundred times, the hundred-and-first conversation starts from scratch.

PCM is designed to continuously adapt. Every time you say "shorter, please" or "I prefer more detail" or "that's not my style," it is designed to adjust. Not just for that conversation—but hopefully permanently. Six months from now, it already knows how you like things. We believe it's learned your humor, your communication style, your priorities. Using it feels less like operating a tool and more like talking to someone who genuinely understands you.

And we believe you can actually trust what it tells you

Today's AI "hallucinates"—confidently stating things that are completely false. This isn't a bug that will be fixed with more data; we think it's just how these systems work. They predict what words *sound right* without actually understanding if they *are right*.

PCM is designed to reason through geometry, where we believe that every conclusion must connect to what it actually knows through valid geometric paths. Its architecture makes it very unlikely for it to just make things up—that would be like drawing a triangle with four sides. The math doesn't allow it. Our mathematical evidence indicates that when PCM tells you something, it's because there's a coherent path from evidence to conclusion.

This matters for everything from health questions to financial decisions to helping your kids with homework. We believe and are hopeful you will be able to rely on it.

AT YOUR JOB

No more "context dumps" at the start of every session

If you use AI for work, you know the ritual: paste in background documents, explain the project history, remind it of the company's style guide, describe your role. Every. Single. Time.

With PCM, we think you can simply pick up where you left off. "Let's continue with the Johnson proposal." It knows the Johnson proposal—the history, the stakeholders, the previous drafts, your concerns, the client's preferences. Not because you uploaded documents, but because it was there with you through the whole process. The evolution of that project is part of how it thinks about your work. Your PCM's geometry has changed based on every interaction.

We believe it understands your professional context

Current AI treats every user the same. A junior analyst and a CFO get the same generic business advice.

Your PCM is designed to know your industry, your role, your company's culture, your team dynamics, your decision-making authority. When you ask "should we pursue this opportunity?" it factors in everything—your past decisions, your risk tolerance, your company's strategic priorities, your workload, the political dynamics you've mentioned. The advice isn't generic; it's counsel from someone who knows your situation.

Show it once, it has the potential to remember forever

Current AI requires you to explain the same things repeatedly across conversations. With PCM, we anticipate that you demonstrate something once: "Here's how I like my emails structured." "This is our reporting format." "These are the metrics I care about."

That's it. From then on, it just knows. Not because it saved a template somewhere, but because the geometric shape of "how you work" now includes those patterns. It's like training a smart assistant who never forgets and never leaves for another job.

WHAT ELSE CHANGES

It is designed to run on your devices

Today's AI requires sending your data to massive data centers consuming gigawatts of power. PCM's geometric approach is so efficient we think it will be able to run on edge devices—your phone, your laptop, local servers. Your personal information doesn't have to leave your control.

This also means it has the potential to work offline, possibly responding faster, and may not depend on internet connectivity or external servers staying online.

It also is designed to explain its reasoning

Ask ChatGPT why it gave you a particular answer and you get a plausible-sounding explanation that may or may not reflect what actually happened in its neural network. We believe it's a black box.

PCM's reasoning is designed to be geometric—traceable paths through structured knowledge. It can show you exactly why it reached a conclusion: "Here's the path from your question through what I know to my answer." For professionals who need to justify AI-assisted decisions—doctors, lawyers, financial advisors—this has the potential to change everything.

It doesn't cost the planet

Current AI requires staggering resources. Data centers are being built that consume as much electricity as small cities. Tech companies are discussing nuclear power plants just to feed AI's hunger.

PCM should achieve intelligence through geometric efficiency, not brute computational force. The human brain runs on 20 watts—about as much as a dim light bulb—and achieves general intelligence. Current AI

data centers use 10 billion watts for less capability. PCM points toward the brain's efficiency rather than the data center's excess.

THE BOTTOM LINE

We think the difference between current AI and PCM is the difference between a search engine and a trusted advisor. One retrieves information; the other understands context. One gives generic answers; the other knows your situation. One forgets you exist between sessions; the other grows with you over time.

Current AI systems are like brilliant but amnesiac consultants who read about you in a file. We believe that PCM is like a knowledgeable partner who has been with you through everything and truly understands your world.

We're not building a better chatbot. We believe we're building AI that potentially knows you.

Charles

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

11.25.25

Potential Quantum Computing Breakthrough

Potential Quantum Computing Breakthrough: Geometric Physics Meets PCM Architecture

Executive Summary

Recent developments in fundamental physics suggest an innovative approach to quantum computing that could potentially eliminate the primary bottleneck limiting current systems - electromagnetic noise and decoherence. We believe this breakthrough, when combined with PCM's geometric AI architecture*, creates an opportunity for Atombeam to potentially lead both the quantum computing and AI advancements simultaneously.

Decoherence: The Fundamental Barrier to Quantum Computing

Decoherence is the process by which quantum systems lose their quantum properties through unwanted interaction with their environment, primarily through electromagnetic noise. In simple terms, qubits exist in delicate superposition states - being simultaneously 0 and 1 - but any stray electromagnetic fluctuation, thermal photon, or electronic noise causes these superpositions to collapse into classical states. It's like trying to balance thousands of spinning plates while someone constantly shakes the floor; the quantum information encoded in the precise angles and phases of quantum states gets scrambled within microseconds. This is why today's quantum computers require dilution refrigerators operating near absolute zero and still can only maintain coherence long enough for shallow circuits. Every qubit platform - superconducting, trapped ion, photonic, or semiconductor - ultimately fails for the same reason: the electromagnetic environment is inherently noisy, and conventional physics provides no way to remove that noise beyond expensive and very imperfect isolation. The situation is so severe that current error correction schemes require approximately 1000 physical qubits to create just one logical, error-protected qubit, making fault-tolerant quantum computing prohibitively expensive and explaining why even the most advanced quantum computers today have fewer than 100 logical qubits despite having thousands of physical ones. Decoherence isn't just a technical challenge; it's the thermodynamic wall that has kept quantum computing from achieving its theoretical promise. Until now, the only approach has been to fight noise with brute force - more cooling, better shielding, error correction with massive overhead. We believe what's needed is a fundamentally new approach that removes electromagnetic entropy from the system entirely, allowing quantum states to evolve coherently for the extended periods required for deep, meaningful computation.

The Potential Physics Breakthrough (Without Technical Details)

Our researchers believe they have identified a novel pathway that allows electromagnetic noise - the fundamental enemy of quantum coherence - to be removed from quantum systems, which could be a breakthrough in reducing or eliminating the decoherence problem. This isn't incremental improvement through better shielding or colder temperatures; we think it's a fundamentally new physical process that does not violate any laws of physics. I want to emphasize this very early; we have strong evidence in research that this is true, but much work needs to be done to prove our approach is correct, and many new patents need to be filed. But if we are right, we believe this could be very, very big.

Key *potential* impacts on quantum computing:

- **Coherence times extended by orders of magnitude** - from microseconds to potentially seconds or longer
- **Error rates dropping below fault-tolerance thresholds** without massive overhead
- **Deep quantum circuits becoming practical** - enabling algorithms previously considered impossible
- **Transition from NISQ to true quantum computation** - no longer limited by thermal noise

The PCM Connection: Why Geometry has the potential for Changes

We think PCM's geometric approach to AI becomes exponentially more powerful in this new quantum regime:

1. **PCM operates through geometric transformations** - exactly the type of computation that quantum systems naturally perform when freed from decoherence
2. **Long coherent evolution enables geometric reasoning** - PCM's one-shot learning and zero-hallucination properties map directly onto stable quantum geometric trajectories
3. **Edge deployment becomes quantum-enhanced** - PCM's efficiency combined with quantum speedup creates potentially unprecedented computational density

Revolutionary Implications

The convergence of these technologies positions Atombeam uniquely with these possible developments:

Near-Term (2-3 years)

- Quantum devices with 100-1000x better coherence than current state-of-art
- PCM algorithms running on quantum substrates with geometric speedups
- Demonstration of quantum advantage for real-world problems, not just academic benchmarks

Medium-Term (3-5 years)

- Fault-tolerant quantum computing without the overhead that makes it impractical today
- PCM solving problems that would take classical transformers possibly millions of years
- Integration of Neurpac compaction with quantum communication channels

Long-Term (5-10 years)

- Quantum computers as geometric reasoning engines running PCM at scale
- Complete transformation of AI landscape as geometric approaches outcompete statistical models
- Atombeam potentially as the foundational technology provider for both quantum and AI infrastructure

Why This Matters for Atombeam

1. **Patent Position:** With 378 issued/allowed/pending patents already covering data manipulation and pattern recognition, adding quantum-enhanced geometric processing creates an even stronger technology moat – with many more on the way
2. **Market Timing:** As the AI industry hits scaling walls with transformers, PCM, potentially on quantum substrates, offers a potentially viable path forward
3. **Technical Synergy:** Neurpac handles data compaction, PCM provides the AI architecture, and quantum enhancement makes both possibly exponentially more powerful

4. **Competitive Advantage:** A potentially powerful, patent protected combination - the physics breakthrough for quantum, the geometric AI architecture for PCM and Neurpac efficiency

Strategic Positioning

Frame this as: **"While others chase incremental improvements in transformers or marginally better qubits, Atombeam believes it has discovered how fundamental physics and geometric mathematics converge to create true artificial intelligence."**

The message to investors: This isn't about building a better mousetrap. It's about discovering that mice were never the problem - we've been in the wrong dimension entirely. We think that PCM shows us the right mathematical structure, and our physics breakthrough could give us access to the computational substrate that can massively enhance its capabilities.

Next Steps

- Continue theoretical validation while maintaining/expanding IP protection
- Develop experimental protocols that demonstrate the effect without revealing the mechanism
- Position PCM as the natural beneficiary of quantum computing advances
- Build partnerships with quantum hardware providers who could need our algorithms

We believe the convergence of geometric physics and geometric AI through Atombeam's technologies represents not just an improvement, but a phase transition in computational capability. This may be how we solve AGI - not through brute force scaling of transformers, but through understanding the geometric nature of intelligence itself.

Charles

**The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

11.19.25

Why Neurpac Feels Inevitable

Everyone,

The IoT revolution has delivered on its promise - billions of connected devices, sensors everywhere, real-time monitoring capabilities deployed globally. But there's a catastrophic problem the industry doesn't advertise: Industrial IoT devices are being forced to delete 95-99.99% of their data before transmission. We're not talking about inefficiency. We're talking about mass data destruction at unprecedented scale. And it is not just industrial sensors – it is almost everything in IoT.

The Staggering Reality of IoT Data Loss

Here's what's actually happening right now across industrial IoT deployments. Modern industrial sensors can generate anywhere from 100 bytes to 100 MB per second of data, while the IoT networks they connect to - LoRaWAN, Sigfox, NB-IoT, satellite links, industrial protocols - offer only 50 kbps to 512 kbps. When high-frequency sensors meet low-bandwidth networks, the gap potentially reaches 1,000x to 16,000x.

Let me make this concrete with real deletion rates. A vibration sensor monitoring critical equipment generates 200 kbps but transmits only 10 kbps through LoRaWAN - 95% deleted. An industrial acoustic sensor generates 1 MB/second but transmits 115 kbps - 99.99% deleted. A connected vehicle generates 25 GB/hour but can only transmit 1-10 Mbps - 82-98% deleted. A smart manufacturing line generates 10 GB/hour but transmits 1 Mbps - 97% deleted. Organizations aren't choosing to delete this data. The data literally cannot fit through the networks.

The Offshore Platform Reality Check

Take a modern offshore oil platform with 50,000 sensors - a mix of simple pressure gauges, flow meters, vibration monitors, and critical safety systems. Together, these sensors generate approximately 150-200 MB/second of data. The platform's satellite link provides 256-512 kbps on a good day. That's a gap of 3,000x to 6,000x, meaning the platform can continuously transmit only 0.02-0.03% of its sensor data.

This forces operators into brutal triage. They continuously monitor perhaps 200-300 critical sensors while sampling thousands of others once per hour or day. Vibration data gets stored locally, with operators hoping equipment doesn't fail before the next maintenance visit. The remaining 99.97% of data that could predict failures gets deleted at the source. Equipment fails "without warning" regularly - except the warnings were in that deleted 99.97% of data that couldn't fit through the satellite link.

Two Separate But Related Crises

The often-cited statistic that "only 1% of IoT data is analyzed" actually understates the problem because it assumes data reaches storage systems. Here's the real data flow: 100% of data gets generated at sensors, but 95-99.99% is deleted at source because it can't be transmitted - we believe this is the problem that Neurpac may be able to address. Of the 0.01-5% that arrives, only 10% gets analyzed due to lack of tools and expertise. The result is that only 0.001-0.5% of generated data creates value. The transmission bottleneck is the first and most fundamental barrier. If data can't leave the sensor, all the analytics capabilities in the world are useless.

The Current Infrastructure Mismatch

This isn't a future problem that growth rates will create - the crisis exists today. IoT networks were designed for low power, not high throughput. They were built assuming sensors would send occasional small messages - temperature every minute, pressure every hour. But modern sensors can generate megabytes per second of high-frequency data that could predict failures, optimize operations, and save lives. Sensors are designed for megabytes/second following Moore's Law improvements, while IoT networks are designed for kilobits/second, optimized for battery life rather than bandwidth. The result is a 1,000x to 16,000x gap that exists right now.

The Growing Gap Makes It Worse

On top of this existing crisis, we believe the gap is widening. IoT data generation is growing 30-40% annually while IoT network capacity grows only 15-25% annually. The gap compounds by 15% every year, meaning a sensor that deletes 99% today will delete 99.3% next year and 99.6% in two years. The barely manageable becomes completely impossible.

The Consequences Are Already Here

This isn't theoretical - we believe the damage is happening now. Oil rigs with 50,000 sensors can continuously transmit data from only a few hundred of them. The rest of the sensor data exists for milliseconds before deletion. Satellites throw away 95% of collected intelligence - not classified as unimportant, but physically impossible to transmit through downlink bandwidth. Autonomous systems can't share learning because a single vehicle generates 25 GB/hour but can only transmit 1-10 Mbps. Medical devices miss critical patterns because continuous glucose monitors sample every 5 seconds but transmit 5-minute averages, deleting the micro-fluctuations that could predict hypoglycemic events.

Why Traditional Compression Can't Solve This

You might think "just compress the data," but that doesn't work for IoT. The fundamental problem is that IoT devices send small datagrams - typically 20 to 200 bytes. Traditional compression needs kilobytes or megabytes of data to find patterns and build compression dictionaries. You can't effectively compress a 50-byte packet when the compression overhead would be larger than the data itself. To get even 2:1 compression ratios, you need to accumulate enough data to find redundancy, but IoT devices don't have the memory or power to buffer megabytes of sensor readings. Waiting to accumulate enough data for compression would mean your "real-time" monitoring becomes minutes or hours delayed. Plus, IoT devices run on batteries with tiny processors - they send data immediately in small packets to conserve power, not in large compressed blocks.

The Neurpac Difference

We think this is exactly where Neurpac's approach has the potential to change the game. Neurpac works on 20-byte processing segments - the size of a typical IoT datagram. No accumulation is needed because each small packet can be compacted independently. It's designed for the continuous small-packet nature of IoT, not batch processing. Where traditional compression achieves 2:1 on sensor data (when it works at all), Neurpac compaction achieves 4:1 or better. With microsecond latency, it enables real-time operation for mission-critical systems, all while being designed for resource-constrained edge devices.

For an oil platform transmitting 0.03% of its sensor data, Neurpac means transmitting 0.12% - that's 4x

For an oil platform transmitting 0.03% of its sensor data, Neurpac means transmitting 0.12% - that's 4x more sensors monitored continuously. It sounds small as a percentage, but it's the difference between monitoring 300 sensors and monitoring 1,200 sensors - between certain failure and possible prediction. For a satellite deleting 95% of its intelligence, Neurpac is designed to keep 20% instead of 5%, and that 4x improvement could contain the critical intelligence.

The Market Reality

Every major consultancy projects massive IoT growth - 75 billion devices by 2025, trillion-dollar markets, transformative insights. What they don't mention is that those projections assume the data can be used. Right now, organizations are getting value from the 0.01-5% of data that survives transmission. They see enough benefit to keep investing. But they're leaving 95-99.99% of the potential value trapped in sensors that can generate it but can't transmit it.

Why This Matters Now

We're not trying to make fast networks faster. We're trying to stop the mass deletion of industrial sensor data. In a world where a modern oil platform can only monitor 0.03% of its sensors continuously, the company that enables monitoring 0.12% doesn't offer an incremental improvement - it offers the difference between catastrophic failure and operational visibility. The IoT revolution is real, and the value it delivers with just 1% of data reaching analytics proves the potential. Imagine what becomes possible when that number reaches 4%. That's not speculation - that's math. And our belief is that Neurpac will deliver this.

Charles

P.S. - Next time someone mentions "data lakes" or "big data analytics" for IoT, ask them what percentage of sensor data actually makes it to their lake. In industrial IoT, 99%+ of the data never leaves the edge. Their data lake is more like a data puddle, and it's not their fault - it's physics. The data cannot fit through the pipes.

11.13.25

On-Premise Neurpac Beta Delivered, GA Coming

Hey everyone,

Quick update on where we are with Neurpac. We hit our target and released the on-premise beta on October 31st, right on schedule. The GA (general availability – the general release) version is on track for end of November.

The Pipeline Reality

Our entire pipeline has shifted from SaaS to on-premise deployments. Companies simply won't send their data to our cloud—whether it's regulatory, security policy, or just corporate reality. The good news is that once we built the on-premise version, real opportunities seemed to start materializing.

The Smart Meter Opportunity

We're deep in negotiations with one of the major smart meter companies. We held partnership agreement reviews on October 31st, made some modifications based on their feedback, and are pushing to get the agreement signed by November 15th with a potential purchase order for development by December 15th.

Here's what makes this special: they don't just want Neurpac for themselves—they want to resell it to their competitors and push for industry standardization. They're planning to incorporate Neurpac at three levels:

- On their edge gateways and collection devices
- On their NICs (network interface cards)
- Directly on smart meters themselves

They're also interested in developing another utility-specific solution with us beyond these implementations. They're going through a reorganization right now, which actually might help us—they're deciding which projects to prioritize, and we're positioning Neurpac as essential infrastructure rather than just another project.

They want a friendly trial in Q4, and they're specifically looking for early wins they can showcase to their North American customers. We should have our hands on their actual devices for testing in the next week or two. If this comes together, one partnership could potentially cascade into industry-wide adoption since we believe utilities tend to follow standards once established.

Current Pipeline (Understanding the Stages)

Let me clarify our pipeline categories:

- **Engaged Prospects**: Companies actively discussing specific use cases - we have 10 (hit our Q4 goal)
- **Potential Customers**: Prospects in serious evaluation/negotiation - we have 6 (goal was 7)
- **Active Trials**: 2 running now, working to get 3-5 by year end

The engaged prospects span multiple industries—smart meters, oil & gas, retail/kiosks, financial services in the Middle East. Each has different use cases but the same need: moving more data through limited bandwidth.

Other Specific Progress

Alhamrani Universal in Saudi Arabia is our most active partner. They're testing the beta and seeing 80%+ compaction rates (versus typical 75%) because the new version constantly optimizes. They're pursuing about 10 opportunities with their customers—ATM data, electronic receipts, etc. It looks like they're essentially becoming our channel partner in the Middle East.

Through Ericsson, we're talking to a kiosk operator with 7,000 locations interested in deploying Neurpac on existing Windows machines rather than upgrading routers. Also working with an oil services company operating rigs in the North Sea and off Guyana who needs help with satellite bandwidth.

Trial Pipeline

Beyond the smart meter company's Q4 trial, we're working to convert several prospects: the oil services company wants to bundle us with video compression for a trial, Alhamrani has multiple use cases ready to test, and the kiosk operator through Ericsson is another candidate.

What This Means

The on-premise shift was clearly the right move. We believe the smart meter deal alone could potentially transform our trajectory—imagine if Neurpac becomes the standard for how utilities transmit meter data. That's potentially millions of devices, possible industry-wide adoption, and a completely different scale of business. That is the plan of our prospective partner.

The variety of industries interested validates that bandwidth constraints are universal. Everyone's drowning in data. Defense contractors are also finally engaging since on-premise makes classified networks possible —potentially much larger deals than commercial.

More updates as we push to close Q4 strong. The November 15th target for the smart meter agreement is a key date to watch, as is the end of November where we are targeting for the GA release. We are firing on all cylinders now, hitting dates and I think we could get some real traction going with all of these prospects in the pipeline.

Charles

11.11.25

Over $500K in Reservations So Far.

We knew after three sold-out raises, and over **$32M total raised**[1], that we could count on the StartEngine investor community. Now, we've received **$586,362.49 in reservations** from **236 investors** just since Friday.

With big updates coming for both Neurpac[2] and PCM[3], we can't wait to share the future of Atombeam with all of you.

You can reserve your spot in our possible upcoming raise today, and receive 10% bonus shares if we officially launch.

[Reserve Your Shares]

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

(1) Previous Reg A+ and Reg CF offerings. This includes offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.

(2)Currently in SaaS form, working to develop an on-premise format with a goal for greater market adoption. Neurpac performance claims are based on internal testing. Data represents an average of hundreds of samples taken by the Company. Statements made regarding the development and expected performance of the enhancements for Neurpac currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

(3)Statements made regarding the development and expected performance of the Persistent Cognitive Machine currently in development, including claims that it may be more efficient than current language models, are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.

11.10.25

Dispatch from NVIDIA Conference

Last weekend, I attended a massive NVIDIA conference, where I caught Jensen Huang's keynote speech and got a huge reminder of how much power and potential lies with AI right now.



Atombeam PCM | Charles Yeomans at NVIDIA Conference
Copy link
Watch on YouTube

We've been flying under the radar, but I truly believe that once we commercialize, our PCM (Persistent Cognitive Machine) is going to change everything.*

We've had unbelievable investor momentum, and we're already testing our technologies across aerospace, energy, and IoT – but our journey is just beginning.

Reserve your shares now before our next raise opens. We'd love to have you on the team.

[Reserve Your Shares]

***The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has n Despite tighter government spending, Atombeam's technology addresses mission-critical needs that align with the SDA's strategic priorities.ot been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.*

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER

REWARDS

SEC 20% Bonus Rule

Multiple investments in an offering cannot be combined to qualify for a larger campaign reward.

$650

Reservation Bonus | 10% Bonus Shares

Reservation Holders in the Testing the Waters Page will receive 10% bonus shares.

Select

JOIN THE DISCUSSION

What's on your mind?

0/2500

Post

Kehinde Oyebola
5 hours ago

Is the webinar still happening?

5 0

View 5 Replies

Kehinde Oyebola
5 hours ago

Is the webinar still happening?

0 0

Kehinde Oyebola
5 hours ago

Is the webinar still happening?

0 0

Kehinde Oyebola
5 hours ago

Is the webinar still happening?

0 0

Kirill Likhachev
7 hours ago

Hi Charles,
Congrats on the announcement PR today with ...
Show more

2 0

View 2 Replies

Miguel Costa
a day ago

Hello Charles,
Could you breakdown how many engineers does ...
Show more

1 0

View 1 Reply

Anthony Gaetano
a day ago

- If a big tech company like Nvidia or Oracle wants to buy Neurpac outright for their own business ...
Show more

2 0

View 2 Replies

Kehinde Oyebola
a day ago

Any thoughts on whether there will be a higher valuation in the next round? Sorry if you've ...
Show more

2 0

View 2 Replies

Charles Yeomans
Atombeam • 2 days ago

To anyone who is thinking of reserving but has not yet: things are moving. I cannot provide any ...
Show more

0 0

CS **Charles Stevens**
4 days ago

Hi Charles, i understand that you likely won't be able to give specifics with respect to the 100 ...
Show more

1 0

View 1 Reply

Show More Comments

WHY STARTENGINE?

REWARDS
We want you to succeed and get the most out of your money by offering rewards and memberships!

SECURE
Your info is your info. We take pride in keeping it that way!

DIVERSE INVESTMENTS
Invest in over 200 start-ups and collectibles!

FAQS

What does it mean when I make a reservation?

Once the offering launches, how will I be notified?

Will I be charged?

Can I cancel my reservation?

What does "Exclusive for Accredited Investors" mean?

Get To Know Us
Our Team
Careers
Blog

Let's Work Together
Raise Capital
Refer a Founder, earn $10k
Success Stories
Partnerships

Need Help
Contact Us
Help Center

Terms of Use Privacy Policy Disclaimer Annual Reports Form CRS Reg. BI Disclosure



From Oil Fields to Orbit
The infrastructure solution hiding in plain sight. Atombeam offers real-time data compaction for ranging applications
RESERVE YOUR SHARES TODAY →
ATOMBEAM

ATOMBEAM

THE FUTURE OF DATA COULD BE 4X FASTER

Atombeam's Neurpac technology is being used across fintech and tested across aerospace, energy, and IoT – ***anywhere real-time data matters.***

RESERVE A SPOT TODAY


ATOMBEAM

Neurpac + PCM are Transforming Data

Neurpac processes data up to 4x faster. PCM aims to create compressed "thought structures." Together, they aim to solve the data overload problem.

$5M Raised in 9 Days

RESERVE A SPOT TODAY


ATOMBEAM
From Oil Fields to Orbit
The infrastructure solution hiding in plain sight. Atombeam offers real-time data compaction for ranging applications
RESERVE YOUR SHARES TODAY →

THE FUTURE OF DATA COULD BE 4X FASTER

Atombeam's Neurpac technology is being used across fintech and tested across aerospace, energy, and IoT – ***anywhere real-time data matters.***

RESERVE A SPOT TODAY

ATOMBEAM


ATOMBEAM

Neurpac + PCM are Transforming Data

Neurpac processes data up to 4x faster. PCM aims to create compressed "thought structures." Together, they aim to solve the data overload problem.

$5M Raised in 9 Days

RESERVE A SPOT TODAY

ATOMBEAM

From Oil Fields to Orbit

The infrastructure solution hiding in plain sight. Atombeam offers real-time data compaction for ranging applications

RESERVE YOUR SHARES TODAY →

ATOMBEAM

THE FUTURE OF DATA COULD BE 4X FASTER

Atombeam's Neurpac technology is being used across fintech and tested across aerospace, energy, and IoT – ***anywhere real-time data matters.***

RESERVE A SPOT TODAY


ATOMBEAM

Neurpac + PCM are Transforming Data

Neurpac processes data up to 4x faster. PCM aims to create compressed "thought structures." Together, they aim to solve the data overload problem.

$5M Raised in 9 Days

RESERVE A SPOT TODAY

Atombeam TTW Ad Social Copy - Meta

Guidance: CTA in headline, issuer name in headline, action oriented, vision for the business, reasons to invest, businesses or celebrities they're working with, what they'll do with the raised funds, number of patents, pain points being addressed, benefit (solution/outcome).
Images: Use different types of images across ads

Headline (40 characters): Record-Breaking Investor Momentum
Description (30 characters): Reserve Your Shares Now
Primary Text and CTA (125 characters): With $5M raised in just 9 days, and $2M in under 6 hours, Atombeam had the fastest Reg CF raise in StartEngine's history.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS FILED AND ONLY THROUGH AN INTERMEDIARY'S PLATFORM. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST.

Graphic Headline: The Future of Data is 4x Faster
Graphic Description: Atombeam's Neurpac technology is being used across fintech and tested across aerospace, energy, and IoT – anywhere real-time data matters.
Graphic CTA: Reserve a Spot Today

Ad Name: Dynamic-4XFaster
Destination: creative_02_updates\dynamic
Ad Name: Static-4XFaster
Destination: creative_02_updates\static


THE FUTURE OF DATA COULD BE 4X FASTER
Atombeam's Neurpac technology is being used across fintech and tested across aerospace, energy, and IoT – anywhere real-time data matters.
RESERVE A SPOT TODAY

Headline (40 characters): Transforming Data for Every Industry
Description (30 characters): From Fintech to Defense
Primary Text and CTA (125 characters): Atombeam's Neurpac compacts and transmits data 4x faster, cutting critical hours from transfer times. Reserve shares now.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS FILED AND ONLY THROUGH AN INTERMEDIARY'S PLATFORM. AN INDICATION OF INTEREST

INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST.

Graphic Headline: From Oil Fields to Orbit
Graphic Description: The infrastructure solution hiding in plain sight. Atombeam offers real-time data compaction at line speed.
Graphic CTA: Reserve your Shares Today

Ad Name: Dynamic-OilFieldsOrbit
Destination: creative_01\dynamic

Ad Name: Static-OilFieldsOrbit
Destination: creative_01\static


ATOMBEAM
From Oil Fields to Orbit
The infrastructure solution hiding in plain sight. Atombeam offers real-time data compaction at line speed.

Headline (40 characters): Reserve Shares in the Future of Data
Description (30 characters): Atombeam Raised $5M 9 Days
Primary Text and CTA (125 characters): After the fastest Reg CF raise in StartEngine history, Atombeam is back with another opportunity. Learn more today.

NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT IS FILED AND ONLY THROUGH AN INTERMEDIARY'S PLATFORM. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST.

Graphic Headline: Neurpac + PCM are Transforming Data
Graphic Description: Neurpac processes data up to 4x faster. PCM aims to create compressed "thought structures." Together, they aim to solve the data overload problem.
Graphic CTA: Get on the List

Ad Name: Dynamic-SocialProof-5M9Day
Destination: creative_03_updates\dynamic
Ad Name: Static-SocialProof-5M9Day
Destination: creative_03_updates\static


ATOMBEAM
Neurpac + PCM are Transforming Data
Neurpac processes data up to 4x faster. PCM aims to create compressed "thought structures." Together, they aim to solve the data overload problem.
$5M Raised in 9 Days
RESERVE A SPOT TODAY

Atombeam TTW Ad Social Copy - Google

Headlines: 30 character max up to 15 headlines

Guidance: CTA in headline, issuer name in headline, action oriented, vision for the business, reasons to invest, businesses or celebrities they're working with, what they'll do with the raised funds, number of patents

Record Investor Momentum

$5M Raised in Just 9 Days

$2M+ Raised in Under 6 Hours

From Oil Fields to Orbit

From Fintech to Defense

Transform Data for Every Industry

Real-Time Compaction at Line Speed

Trusted by Global Innovators

Unlock Massive Efficiency Gains

Process Information 4x Faster

Backed by Ericsson and Viasat

Reserve Your Shares in Atombeam

Testing in Aerospace, Energy, IoT

An Innovative Software Solution

Patented Software to Transform Data

Eliminating the Latency Tax

Short Descriptions: 1-60 characters max & 5 options

Guidance: Contracts, revenues, deals, vision

Momentum this strong doesn't happen by accident.

Atombeam is transforming data, no hardware required.

Patented data software for fintech, defense, and more.

Backed by global enterprises like Ericsson and Viasat.

Real-time compaction at line speed, powered by codewords.

Long Headline: Reg CF offering via StartEngine Primary, LLC. High risk, illiquid, possible total loss.

The Reservation Period May Be Ending Soon...

[Preview: Atombeam is getting ready to launch a Reg A+ Campaign]

893 investors have already reserved shares in our next raise, accounting for more than $2 million in potential investments.

All of those reservation holders will be eligible to receive **10% bonus shares** when we launch, and a little birdie told us that day is coming soon.

When our Reg A+ launches, a new slate of investors will get the chance to invest early in Atombeam, and to fund the technologies that could change how the world handles its data.

Reserve today, and keep an eye out for when we go live!

[Reserve Your Shares]

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD READ ATOMBEAM'S OFFERING CIRCULAR FILED WITH THE SEC, AVAILABLE HERE.

Launching Soon: Atombeam's Reg A+ Campaign

[Preview: Reserve your shares in the next raise today.]

With over $2 million in reservations, we are getting ready to go live with our next raise. Final steps are underway, and hundreds of waiting investors will have the opportunity to get in on Atombeam soon.

Our last two funding rounds were **oversubscribed**, with over $20 million total invested from more than 7,000 people. We've raised more than $32 million total from over 10,000 backers who see the potential in our technologies.

If you're interested in investing in the upcoming round, you can reserve shares to be the first to get notified when we launch – and to receive **10% bonus shares** when we do.

These perks are only available during the reservation period, which we expect to end soon.

There's never been a better time to invest in Atombeam, and your opportunity is coming. Reserve today before we go live.

[Reserve Today]

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD READ ATOMBEAM'S OFFERING CIRCULAR FILED WITH THE SEC, AVAILABLE HERE.

Reserve Shares in Atombeam's Upcoming Funding Round

[Preview: The Reservation period may be ending soon.]

It's almost here!

We're going live soon with Atombeam's next funding round.

We've sold out three raises, and are backed by more than 10,000 investors so far. Now, another opportunity is around the corner.

893 investors have already reserved their spot in the upcoming round. More than $2M has been pledged. We've got lots to share and lots of questions to answer, but for now, we'll have to wait...

Reserve your shares today and be the first to know when we launch!

[Reserve Shares]

ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD READ ATOMBEAM'S OFFERING CIRCULAR FILED WITH THE SEC, AVAILABLE HERE.

RESERVE SHARES IN

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Some companies raise capital. Atombeam sets records.

The data compaction firm's **last three rounds all sold out**, with a waitlist over $6.4 million. One of those was the fastest $20 million raise on StartEngine.

Atombeam's latest campaign continued that trend, **hitting its $5 million cap in 9 days.**[1]

Tally that all up, and you have over **$32 million raised from the crowd** to redefine data efficiency.[1]

The company is developing tech powered by real-time compaction and persistent learning, designed to make the world's data move faster, smarter, and leaner.

Now, Atombeam is preparing to extend this momentum with another campaign. Reservations are now open for the company's potential upcoming round.

Atombeam's track record isn't the only reason to consider raising your hand now.

Investors who make a reservation will **secure a 10% bonus** if this raise launches.

Reserve Shares

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

REASONS TO INVEST

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

Reserve Shares

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. These power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
4. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Capital, LLC, an SEC-registered funding portal and member of FINRA, or StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. Neither StartEngine Crowdfunding Inc. nor StartEngine Capital LLC are making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances; however we will not provide you with personalized advice based on your portfolio as to whether you should make or continue to hold a particular investment or as to which type of investments may be better suited for you. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document here and our Regulation Best Interest disclosure statement here.

To read our full disclosure, visit: https://www.startengine.com/disclaimer.

See StartEngine's Privacy Policy here.

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Atombeam is picking up where they left off.

After **three straight sellouts** with a **$6.4 million waitlist**, the data compaction firm is preparing another potential campaign.[1] Investors have already **reserved over $680,000 in a week**.

That kind of speed shouldn't surprise anyone. Those three oversubscribed rounds include the fastest $20 million raise on StartEngine and a $5 million campaign that **hit its cap in 9 days**.

Clearly, timing matters with Atombeam, especially for early supporters.

Investors who reserve their shares now will **earn a 10% bonus**. It's a nod to those who believe Atombeam has the potential to fundamentally reshape how machines process and transmit data.

View Opportunity

As this potential campaign gets going, Atombeam CEO Charles Yeomans isn't slowing down.

Last month, Charles attended **NVIDIA's GTC Conference** in Washington, D.C. He caught Jensen Huang's keynote and shared an update straight from the event floor, highlighting the potential of Atombeam's **Persistent Cognitive Machine (PCM)**.[2]

Instead of AI models processing every question from zero, Atombeam is developing PCM to create compressed "thought structures" that can be reused instantly and improve with use.[2]

In Charles' words: "I truly believe that once we commercialize, PCM is going to change everything."

Learn More

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to

address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
3. These power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
4. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Download on the App Store

GET IT ON Google Play

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive

fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

As Atombeam continues to roll out major updates, excitement around the company's next potential campaign is building.

In just under two weeks, the data compaction firm has received **over $1 million in reservations** from hundreds of investors for its potential upcoming round.

That's after **three straight sold-out raises** and more than **$32 million raised to date.**[1]

Investors who reserve their spot will **earn a 10% bonus** if the company launches this offering.

View Opportunity

With that momentum behind them, Atombeam has also announced major product updates that are driving fresh interest from enterprise customers.

Atombeam completed its on-premise beta launch for **Neurpac**, the company's flagship AI-powered compaction software. The full general release is slated for the end of November.[2]

Bringing Neurpac inside customers' environments instead of the cloud has already shifted Atombeam's entire pipeline.

The company is now in advanced negotiations with a **major smart meter provider** aiming to deploy Neurpac across gateways, NICs, and even smart meters themselves. They're pushing for industry-wide standardization, with a friendly Q4 trial already in motion.

Meanwhile, interest is expanding across oil & gas, kiosk networks, Middle Eastern financial services, and defense, all driven by the same need: moving far more data through limited bandwidth.

Put together, this investor momentum and technical progress suggest Atombeam could be entering a powerful new phase.

Learn More

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to

address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

Why am I seeing this offering? View how StartEngine promotes offerings ***here***.

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
4. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Download on the App Store

GET IT ON Google Play

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive

fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document here and our Regulation Best Interest disclosure statement here.

To read our full disclosure, visit: https://www.startengine.com/disclaimer.

See StartEngine's Privacy Policy here.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

VIEW OPPORTUNITY

Atombeam



FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Whether Atombeam is taking investments or reservations, the crowd answers the bell.

After announcing this potential upcoming round earlier this month, more than **450 investors** have already reserved over **$1.1 million**.

And that's following an impressive track record:

- **$32+ million raised** from thousands of everyday investors.[1]
- **Fastest $20 million raise** in StartEngine history.
- **Three straight sellouts** with a waitlist over $6.4 million.

By the way: those 450+ investors earned a **10% reservation bonus** by indicating their interest early.

View Opportunity

So what is it about Atombeam that keeps investors coming back? Simply put, the company is taking aim at one of the biggest bottlenecks in modern computing.

As AI ramps up, machine data is exploding. But most systems are still stuck using general-purpose code and machine-specific encoders that slow everything down.

That's where Atombeam steps in, with a product lineup built on advanced data compaction tech:

- **Neurpac**: Atombeam's flagship AI-powered compaction software, designed to securely process data up to 4x faster.[2]
- **Persistent Cognitive Machine (PCM),** an "AI memory" in development that could potentially accumulate knowledge and improve responses over time, not just pattern match.[3]
- **Neurcom**, a visual intelligence platform in development that could potentially enable machines to not just process video, but truly see, remember, and think visually.[4]

Atombeam is positioning its tech for where the world is heading: faster, smarter, and more efficient data, right at the edge.

Learn More

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
4. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any

recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

Manage Preferences | **Unsubscribe**

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Here's a not-so-fun fact: most industrial IoT devices are quietly deleting almost everything they measure, because that data can't be transmitted in the first place.

Atombeam believes it has a solution. And after three straight sellouts and $32 million raised, the company has over **$1.2 million reserved** in its potential upcoming round to help make it possible.[1]

With that type of momentum, it's no wonder that Atombeam thinks its tech feels "inevitable."

That includes **Neurpac**, Atombeam's flagship AI-powered compaction software designed to address this data transmission problem at the source.

IoT sensors generate megabytes per second, but the networks they rely on can only handle kilobits. That mismatch forces devices to delete 95–99.99% of data before it ever leaves the edge.

Neurpac is designed to work on tiny 20-byte packets (the natural size for IoT data), compact them with microsecond latency, and deliver 4x more data throughput with the same infrastructure.[2]

That means more sensors monitored, more real-time insight, and more value unlocked from data that's currently being thrown away.

Reserve Shares


ATOMBEAM
STARTENGINE
x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
start engine
Charles Yeomans
Atombeam CEO

To learn more, join us on **Wednesday, December 10, at 12:00 PM ET / 9:00 AM PT** for an exclusive conversation with **Atombeam CEO Charles Yeomans**. We'll explore how the company's data compaction tech could transform the way IoT and connected devices communicate.

Register Here

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a

phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
4. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

GET IT ON Google Play

Important Message:

You are receiving this communication because you are a registered user on **www.startengine.com** or **www.seedinvest.com** which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of **FINRA**/**SIPC**. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

Manage Preferences | **Unsubscribe**

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Atombeam just announced a new partnership aimed at solving one of the toughest problems in modern infrastructure: moving data and video quickly when bandwidth is limited.

If that sounds familiar, it's probably because everyday investors like you have been helping push this mission forward for years.

Atombeam has **raised over $32 million from the crowd**, including three straight sellouts and the fastest $20 million raise in StartEngine history.[1]

More than 600 investors have already reserved over $1.5 million in the company's potential upcoming round. You can join them and **earn a 10% reservation bonus**.

Reserve Shares

Inside Atombeam's New Partnership

Atombeam recently teamed up with Digital Barriers to deliver an end-to-end solution that dramatically increases bandwidth and accelerates the transmission of data and video, even in remote or bandwidth-constrained environments.

The partnership pairs Digital Barriers' low-bandwidth video streaming with Atombeam's patented **Neurpac** tech, capable of compacting data by 75% while increasing bandwidth by 4x or more.[2]

This could potentially enable enterprises to dramatically increase the capacity of any network without costly infrastructure upgrades.

As Atombeam Co-Founder & CEO Charles Yeomans explained: "Together, we'll shatter the traditional trade-off between bandwidth constraints and real-time insights."

Learn More

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
4. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's

services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

What happens when a startup CEO steps into a Navy war game?

Atombeam's Charles Yeomans recently joined a military simulation inside the U.S. Navy War Room, designed to stress-test decision-making when information, time, and communication is limited.

Defense is one of the key industries Atombeam is targeting. The company's data compaction tech could help systems move and process information efficiently in constrained environments.

That potential is why Atombeam has secured **$2.4 million in contracts** from the Department of Defense, U.S. Air Force, and U.S. Space Force.

Atombeam has also attracted interest from the crowd, with **over $32 million raised** to date and **three straight sellouts**.[1]

Want to support where Atombeam is going next? You can reserve shares in the company's potential upcoming round — and **earn a 10% reservation bonus** in the

process.

Reserve Shares

From War Games to What's Next

Participating in the Navy's simulation sparked a deeper conversation about what today's systems struggle with: running large numbers of adaptive simulations quickly, without constant cloud access.

That's exactly the problem Atombeam is tackling with its **Persistent Cognitive Machine (PCM)** platform, designed to help software think, adapt, and operate in constrained environments like defense, space, and critical infrastructure.[2]

It's an inside look at how Atombeam is thinking about the future, and why its technology may matter far beyond a single simulation.

Learn More

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to

address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
3. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
4. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the

recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Compression was built for files. AI runs on streams.

That mismatch is one of the quiet bottlenecks holding modern AI systems back, with expensive GPUs often sitting idle while data waits to be packaged, compressed, and sent.

That's what Atombeam is aiming to solve with its visual intelligence solutions. Powered by its **Neurcom**[1] video codec and **Persistent Cognitive Machine (PCM)**[2] "AI memory," the company is working to potentially transform how AI systems understand and interact with the visual world.

Atombeam's mission is supported by **over $32 million invested by the crowd**, with three straight sellouts and a waitlist over $6.4 million. That includes the fastest $20 million raise on StartEngine and a campaign that hit its $5 million cap in just 9 days.[3]

You can join thousands of investors by making a reservation in the company's potential upcoming round — and **earn a 10% bonus** in the process.

Reserve Shares

Why Atombeam Says It's *Not* in the Compression Business

Atombeam is building AI-powered *compaction* software, not just "better *compression*."

Why the distinction?

Traditional compression works by collecting data into files, analyzing it, and shrinking it in batches. That process adds latency, which doesn't matter much for stored files but matters a lot for AI workloads, real-time sensors, and distributed compute.


WHY COMPRESSION BREAKS DOWN FOR STREAMING DATA...AND WHY NEURPAC DOESN'T
Compression
Batching IoT Files
KB/MB
Buffer
Batch
Send
Waiting...
High latency
Batches telemetry/tracking data
Heavy compute
NEURPAC
Compacting Data Streams
4+ byte files/stream
NEURPAC
75% smaller
Compacts 20B chunks in microseconds
Instant
Sub-ms Latency
Stream-Native
Ultra-Lightweight
IOT, telemetry, and real-time systems don't produce files — they produce streams

Atombeam's tech is designed to work on live data streams, processing information as it flows rather than waiting for it to stop. The company believes this stream-native approach could help address a major industry pain point: GPUs that sit idle simply because data can't reach them fast enough.

In short, the company is trying to help data move the way modern AI actually needs it to move.

Learn More

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
2. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
3. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
4. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on **www.startengine.com** or **www.seedinvest.com** which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document here and our Regulation Best Interest disclosure statement here.

To read our full disclosure, visit: https://www.startengine.com/disclaimer.

See StartEngine's Privacy Policy here.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

Manage Preferences | Unsubscribe

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋 ,

Sometimes a company spends years building the right technology, only to wait for the final piece that makes the market say, "Now we're ready."

Atombeam believes that moment may have just arrived.

To date, Atombeam has **raised over $32 million** from thousands of investors to power its vision for more efficient data transmission, including **three straight sellouts** on StartEngine.[1]

As the company prepares for another potential upcoming round, you can reserve shares now and **earn a 10% bonus** for raising your hand early.

You can also learn more during a webinar with Atombeam CEO Charles Yeomans on **Tuesday, January 20, at 9:00 AM PT / 12:00 PM ET.**

Reserve Shares

Register Here


STARTENGINE
x ATOMBEAM
ATOMBEAM
start engine
Charles Yeomans
Atombeam CEO
LIVE WEBINAR
Tuesday, January 20
9 am PT / 12 pm ET

Atombeam's Next Chapter: When the Dam Breaks

In a recent update, Atombeam shared a key shift: moving from deep technology development toward early commercial deployment.

The catalyst is a new partnership with **Digital Barriers**, a video tech company with a decade of experience delivering real-time video in extreme, low-bandwidth environments across industries.

Together, the companies aim to combine:

- **Digital Barriers'** ultra-low-bandwidth video compression
- **Neurpac's** stream processing, to optimize telemetry, sensor data, and control signals[2]

The result? A more complete, end-to-end solution for transmitting critical data and video in places where bandwidth has always been the bottleneck.

For Atombeam, this partnership could potentially unlock a pipeline of enterprise and government prospects who shared a common refrain: "Call us when you have video."

Atombeam believes that call can now be made.

Learn More

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure. A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[2]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[3]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[4]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
3. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
4. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on **www.startengine.com** or **www.seedinvest.com** which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of **FINRA**/**SIPC**. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST STAR
UPDATE OF THE WEEK
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

This week's highlight is from data compaction firm Atombeam. Last month, CEO Charles Yeomans was on the ground at **NVIDIA GTC Washington, D.C.**, one of the biggest AI conferences of the year.[1]

Charles shared his firsthand takeaways after catching Jensen Huang's keynote and exploring what's next for AI innovation.

In his words: "We've been flying under the radar, but I truly believe that once we commercialize, our **PCM (Persistent Cognitive Machine)** is going to change everything."[2]

Read the Update

Atombeam envisions PCM as a "true learning AI." Unlike LLMs, the company is designing PCM to accumulate knowledge and improve its responses over time, not just pattern-match.[2]

It's that type of innovation that's impressed the crowd, who have invested **over $32 million** into Atombeam and **oversubscribed the company's last three rounds**.[3]

That includes the fastest $20 million raise on StartEngine and a $5 million sellout in 9 days.

Now the company is taking reservations for another potential campaign, with over $715,000 reserved in a week. Investors who reserve their shares now will **earn a 10% bonus**.

View Opportunity

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. Source: NVIDIA, "**Explore the Best of NVIDIA GTC Washington, D.C.**," Web Page, Accessed November 12, 2025
2. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
3. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.

Download on the App Store

GET IT ON Google Play

Important Message:

You are receiving this communication because you are a registered user on **www.startengine.com** or **www.seedinvest.com** which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by

the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

start engine

VIEW OPPORTUNITY

Atombeam


FASTEST
UPDATE OF THE WEEK
ATOMBEAM
THE FUTURE OF
DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

This week's highlight is from Atombeam, which believes it may have identified a new physics pathway to potentially reduce the electromagnetic noise that causes quantum decoherence.

Atombeam thinks this pairs directly with **Persistent Cognitive Machine (PCM)**, the company's "AI memory" in development. Removing decoherence could potentially make PCM more powerful.[1]

Read the Update


ATOMBEAM
STARTENGINE
x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
Charles Yeomans
Atombeam CEO
start engine

To learn more about the company's tech and progress, join us for an exclusive conversation with **Atombeam CEO Charles Yeomans** this **Wednesday, December 10, at 12:00 PM ET / 9:00 AM PT.** We'll explore how the company could transform the way IoT and connected devices communicate.

You can also reserve shares in the company's potential upcoming round, which would follow **three straight sellouts with a waitlist over $6.4 million**.

Investors who make a reservation will **secure a 10% bonus** if this raise launches.

Register Here

Reserve Shares

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.

2. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document here and our Regulation Best Interest disclosure statement here.

To read our full disclosure, visit: https://www.startengine.com/disclaimer.

See StartEngine's Privacy Policy here.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

VIEW OPPORTUNITY

Atombeam


UPDATE OF THE WEEK
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

What does it take to build AI that can survive the silence of space?

That's what Atombeam asked followers in this week's highlight.

Imagine a crewed mission to Mars: no cloud access, limited power, and long communication delays with Earth. Atombeam explained why today's AI struggles in that environment, and how the company is developing its **Persistent Cognitive Machine (PCM)** to work differently.[1]

PCM is being built to learn continuously, remember past experiences, and operate offline, while using less energy. Combined with Atombeam's data-compaction tech, the goal is to build AI that can function anywhere, from space missions to energy-constrained systems on Earth.

Read the Update

If this vision caught your attention, you're not alone.

Hundreds of investors have already reserved over $1.5 million in Atombeam's potential upcoming round, which would follow **three straight sellouts and a waitlist totaling over $6.4 million.**[2]

You can join them and **secure a 10% reservation bonus** if this raise launches.

Reserve Shares

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
2. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.

Download on the App Store

GET IT ON Google Play

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best

Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document **here** and our Regulation Best Interest disclosure statement **here**.

To read our full disclosure, visit: **https://www.startengine.com/disclaimer**.

See StartEngine's Privacy Policy **here**.

StartEngine, 4100 W Alameda Ave Floor 3, Burbank, CA, 91505, United States

Manage Preferences | **Unsubscribe**

VIEW OPPORTUNITY

Atombeam


FASTEST STARTENGINE RAISE TO REACH $20M
ATOMBEAM
THE FUTURE OF DATA TRANSMISSION
"DATA IS THE NEW OIL."
Kevin O'Leary, "Mr. Wonderful"
Quoted from our Webinar with Mr. Wonderful

$32,648,634.41 Previously Raised

Hi 👋,

Why has the crowd poured over $32 million into Atombeam's data compaction tech, including **three straight sellouts** and the fastest $20 million raise on StartEngine?[1]

Find out **tomorrow**, **Wednesday, December 10, at 12:00 PM ET / 9:00 AM PT**, during our exclusive conversation with **Atombeam CEO Charles Yeomans**.

We'll discuss:

- How Atombeam's technology could reshape the future of data.
- Updates on Neurpac and the Persistent Cognitive Machine (PCM).[2]
- How quantum computing fits into Atombeam's long-term vision.

If you've been watching Atombeam's momentum, or want to understand what all the excitement is about, this is a great opportunity to hear from Charles directly about the company's progress.

We'll also leave time for a live Q&A, where Charles will tackle your questions on the spot.

Register Here


ATOMBEAM
STARTENGINE
x ATOMBEAM
Wednesday, December 10 | 9 am PT / 12 pm ET
Charles Yeomans
Atombeam CEO
start engine

As a quick preview of what we'll be discussing tomorrow, here's the big idea behind PCM: it's designed to feel totally different from today's AI.

Instead of starting every conversation from scratch, PCM could potentially learn from a single interaction and adapt to your preferences permanently. It's being built to understand your personal and professional world, explain its reasoning step-by-step, and run efficiently on your own devices.

In short, Atombeam believes PCM could deliver AI that actually knows *you*.[2]

We'll dig into all of this during tomorrow's live webinar. In the meantime, you can reserve shares in the company's potential upcoming round — and **earn a 10% reservation bonus**.

Reserve Shares

THIS OFFERING IS ELIGIBLE FOR STARTENGINE'S VENTURE CLUB
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program.

COMPANY HIGHLIGHTS

Tackling the Data Explosion

Atombeam's flagship ML-driven compaction software, **Neurpac**, can help existing networks process up to 4.4x more data while potentially making transmission more secure.[3] A complementary AI called **Neurcom** addresses data types in "lossy" categories: image, video, and audio compression.[4]

A Potential Sea Change for AI

Now, Atombeam is developing **Persistent Cognitive Machine (PCM)**, a low-power, easily accessible generative AI tool with the potential to operate unconnected on a phone using Neurpac codewords. PCM could potentially be the key to making generative AI an everyday tool and companion for everyone.[2]

Public & Private Sector Support

Atombeam has secured over $2.4M in contracts from the U.S. Air Force and Space Force, as well as strategic partnerships with Viasat, Ericsson, HP, Intel, and NVIDIA. These partnerships could potentially allow Atombeam to expand its reach across critical markets including fintech, energy, food and beverage, and more.[5]

Potential $1.2T Market

The increasing amount of machine data generated by IoT devices is creating an enormous need for more data centers. Atombeam believes it has strong potential to address these pain points across AI, enterprise, and federal applications — an estimated $1.2 trillion market opportunity.

View Opportunity

*Why am I seeing this offering? View how StartEngine promotes offerings **here**.*

This Reg A+ Test the Waters offering is made available through StartEngine Primary, LLC. This potential investment is speculative, illiquid, and involves a high degree of risk, including the possible loss of your entire investment. This potential investment, if any, may be made through StartEngine Primary, LLC.

NOTE: ATOMBEAM IS TESTING THE WATERS UNDER REGULATION CF. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF

ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SHARES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

1. The amount raised may include insider investments, which may go toward meeting the minimum offering amount. Atombeam has previously crowdfunded $32,648,634.41, including Reg A+ and Reg CF offerings conducted on other platforms and on different terms from the current offering. Please see the offering document for additional information.
2. The PCM technology is still in development, and there are substantial technical risks that could prevent us from achieving these efficiency gains at scale. Competitive advantages in technology are often temporary, and competitors may develop alternative approaches that match or exceed our efficiency claims. Market adoption of power-efficient AI is not guaranteed, and regulatory, technical, or economic factors could impact the viability of our approach. This technology has not been validated in large-scale commercial deployments, and significant engineering challenges remain before commercial release. Investors should consider this a high-risk, early-stage technology investment with uncertain outcomes.
3. Neurpac's power efficiency projections are based on prototype testing and theoretical modeling. Actual results may vary significantly from these estimates.
4. Neurcom is currently under development. Performance statements are based on internal testing to date. Statements made regarding the development and expected performance of the enhancements for Neurcom currently in development are forward-looking and subject to significant technical and market uncertainties. The product may not perform as expected.
5. The partnership relationship varies between companies and can include the following: inclusion on a preferred vendor list, invitations to participate in certain forums; listed on the other company's website, and introduction and networking opportunities.

Important Message:

You are receiving this communication because you are a registered user on www.startengine.com or www.seedinvest.com which is owned and operated by StartEngine Crowdfunding Inc. ("StartEngine"). Unless indicated otherwise with respect to a specific issuer, all securities offerings on StartEngine are facilitated by StartEngine Primary, LLC, an SEC-registered broker-dealer and member of FINRA/SIPC. StartEngine Secondary is an alternative trading system regulated by the SEC and operated by StartEngine Primary LLC. StartEngine Crowdfunding Inc. is not making any recommendation or giving any advice with respect to any company or offering discussed in this communication. StartEngine Primary LLC may provide recommendations to you in certain instances. Recommendations may be general or, in some cases, tailored to information you provide. When we provide a tailored recommendation to a retail customer, we act in your best interest at the time of the recommendation and make the disclosures required by applicable regulations (including Regulation Best Interest). We do not monitor your portfolio or provide ongoing advice. We and our affiliates may receive fees or other compensation if you invest. You should independently evaluate any investment and consult your own legal, tax, and financial advisers. For important information about StartEngine Primary LLC's services and offerings, please review our Form CRS disclosure document here and our Regulation Best Interest disclosure statement here.

To read our full disclosure, visit: https://www.startengine.com/disclaimer.

See StartEngine's Privacy Policy here.

GFY 410 - Atombeam Transcript

MAIN TITLE

00;01;19;07 - 00;01;38;15
Speaker 1
Joining the panel today are guest titans Wing Lam, CEO and co-founder of Wahoo's Fish Taco, and Shannon Carlson, president and founder of curator 24. And here to bring data transfer into the future is Charles Yeomans, founder and CEO of Atombeam.

00;01;38;18 - 00;02;00;06
Speaker 5
Our technology applies to virtually every machine in the world. This technology, we believe, is going to turn into a very big deal. You very well, likely in the next few years, will have it on your phone in just about anything you could name, because everything needs it.

00;02;00;09 - 00;02;00;29
Speaker 5
Hey, everybody.

00;02;01;02 - 00;02;02;18
Speaker 2
Welcome, welcome.

00;02;02;19 - 00;02;34;07
Speaker 5
I'm Charles Yeomans, I'm the CEO of Atombeam, and we are a software company that has a product called Neurpac that basically will increase the speed of data. Almost any data from almost any machine. Machine data. IoT data is growing very fast, 30 to 40% a year. The networks that have it can only manage to put through somewhere between ten and 0.1% of it.

00;02;34;09 - 00;02;37;23
Speaker 5
So what do you get? You get very little data going through.

00;02;37;25 - 00;02;39;25
Speaker 2
Is this compression technology?

00;02;39;28 - 00;02;44;23
Speaker 5
It's like it, but it's not. I mean, we have 99 patents that say it's not.

00;02;44;25 - 00;02;46;08
Speaker 2

Is there packet loss associated with it?

00;02;46;08 - 00;02;47;05
Speaker 5
No.

00;02;47;08 - 00;02;49;18
Speaker 2
All right. Now I'm very interested to tell me how this works.

00;02;49;21 - 00;03;19;26
Speaker 5
So what we do is we have a machine learning algorithm. And what it does is it looks at a big sample set of these little tiny messages. It might be ten bytes, nothing that compression can work on. And it looks in those packages for patterns that repeat. And each one is matched to a code word. And so you might have 128 bit patterns, but three bit, five bit, ten bit code words. Data gets generated.

00;03;19;28 - 00;03;48;27
Speaker 5
All the patterns in it are replaced with code words. And it can all be done in a swap, which in computer terms is about as fast as it gets. A couple of microseconds. So the effect is we get about a 75% reduction in the size of the of the files, and we can do it in a couple of microseconds, which in effect means we get about, on average about four times more data through a given pipe, four times more effective bandwidth.

00;03;48;29 - 00;03;52;26
Speaker 5
And so this is a big deal, right, for a lot of different purposes.

00;03;52;26 - 00;03;55;24
Speaker 2
So how is that different from compression technology?

00;03;55;26 - 00;04;18;09
Speaker 5
What compression is doing is compression says okay, let's look at one file in isolation for repetitions of pattern. But if you're talking about a typical machine data then it's too small. It's not going to work. So the only way you can use compression on it is you take a bunch of these things, smash them together, and then you can compress it.

00;04;18;09 - 00;04;36;06
Speaker 5
But to get that you gotta wait. You got to wait until you get enough of these little files so that it actually works. You might wait a few

minutes, you might wait an hour, you know, so you have to accept a lot of latency. But ours, you get no latency and it just flows right through.

00;04;36;06 - 00;05;11;28
Speaker 5
All of our military and allied militaries use this link called link 16. Link 16 is super slow. It's 1980s tech. It's 25, 30 kbps . Kbps. And which is like dial up. So if you're the military and you say, how long is it going to take to replace the hardware to upgrade the hardware and how much would it cost to upgrade the hardware? And literally 10,000 nodes, 10,000 places where this is probably ten years and billions.

00;05;12;00 - 00;05;32;17
Speaker 5
How much would it cost to install Neurpac, our technology, as a software upgrade? I mean, a lot less than billions. We have a $2 million contract with the US Space Force that says we want you to push link 16 through our satellites.

00;05;32;20 - 00;05;34;14
Speaker 2
Have you begun executing this?

00;05;34;16 - 00;05;37;10
Speaker 5
Oh yeah. We're three quarters of the way into it.

00;05;37;15 - 00;05;39;20
Speaker 4
And everything's secure? That piece is all...

00;05;39;20 - 00;05;46;12
Speaker 5
Yeah, we have a - we have a two star retired admiral on our board. We have another assistant secretary of defense.

00;05;46;14 - 00;05;50;18
Speaker 2
This is the stuff you got to lead with, baby. That's powerful.

00;05.50.18 - 00;05.51.19
Speaker 5
I was trying!

00;05.51;19 - 00;05.55;14
Speaker 3
That's right, baby. Let him know. Hot damn.

00;05;55;14 - 00;05;58;11
Speaker 2
All right. How much money are you trying to raise?

00;05;58;11 - 00;05;59;11
Speaker 5
10 million.

00;05;59;11 - 00;05;59;28
Speaker 2
Okay.

00;05;59;28 - 00;06;02;18
Speaker 3
Rory is going to write you a check today.

00;06;02;21 - 00;06;04;08
Speaker 2
What's your revenue right now?

00;06;04;10 - 00;06;07;11
Speaker 5
Revenue is small. It's only like a million something.

00;06;07;14 - 00;06;08;24
Speaker 2
What happened to the $2 million?

00;06;09;01 - 00;06;11;07
Speaker 5
Well, no, because we're. We have the contract.

00;06;11;08 - 00;06;13;11
Speaker 2
Oh, I see you haven't realized that yet. Ok got it.

00;06;13;11 - 00;06;36;06
Speaker 5
So you know. So. And just to be clear, the - we have a SAS version of this that's commercial, but nobody wants it. Everybody wants on print. Everybody wants the installed product. So we just released the beta a couple weeks ago. The GA comes out at the end of this month. And we have a line pretty long of people who want to use it.

00;06;36;13 - 00;06;40;19
Speaker 2
They don't want the SAS product. Why? Because of security issues. What is it?

00;06;40;20 - 00;07;06;25

Speaker 5
Most of the companies are big companies. They don't want to send things to our cloud. They want it in their own cloud. They want it on their own devices. They want it in their own stack. And so now we're addressing that with this new approach. We already have beta testers, Fintech moving data around for banks, gas meters and other kinds of smart meters.

00;07;06;28 - 00;07;37;04
Speaker 5
I mean, just that instance there, a smart meter generates maybe a meg a day. And the network that it's those are attached to can send about ten kilobytes - kilobytes a day. So you have about 1% you can send. The gas meter guys are really all over this. So were a lot of the - the car companies we have I can't say the names of them, but there's two big car companies that are working with us right now, want to get into pilots.

00;07;37;07 - 00;07;50;02
Speaker 5
Some of the big oil companies, I mean, you name it, everybody wants to get more data than they can get. And this is how you can do it without having to completely change. Spend billions of dollars on the network.

00;07;50;04 - 00;07;52;13
Speaker 4
Is anyone else doing what you're doing in this space right now?

00;07;52;14 - 00;07;53;03
Speaker 5
No.

00;07;53;05 - 00;07;55;27
Speaker 4
What's your next biggest hurdle?

00;07;55;29 - 00;08;11;04
Speaker 5
I - it's really just getting this software into as many devices as possible in the real world and really pushing it, because that's when you find out what you really got. Right?

00;08;11;06 - 00;08;32;03
Speaker 6
Charles, do you have someone on your team that's prioritizing where the biggest opportunities lie? Because it seems to be a mathematical no brainer. And if you're raising $10 million, for example, I think me as an investor and others listening would like to know where is that low hanging fruit where the $100 million deal is.

00;08;32;06 - 00;08;55;15
Speaker 5
So the gas meter thing is really good. So we're partnered with a company, a mid-sized player in the - in the smart meter area. So our go to market in many cases, and this is a good instance, is we cut a deal with them. They work with us to get it tested in their stack and, and in proposals.

00;08;55;17 - 00;09;02;15
Speaker 5
And, and at the same time they want to start selling this to their competitors. We want to be a distributor.

00;09;02;18 - 00;09;04;13
Speaker 6
But how big of an opportunity is that?

00;09;04;13 - 00;09;09;02
Speaker 5
We haven't like, negotiated the price. So it's harder for me to tell you exactly.

00;09;09;05 - 00;09;33;27
Speaker 6
That's what I'm saying. I'm saying like in this space, when you have something this big, you know, that's where you hire the consultant of firms. You don't have the capacity to understand, like what those companies over the last 20 years have learned in this space. There's tons of companies that have not only the relationships, but the knowledge of prioritizing these opportunities.

00;09;33;27 - 00;09;33-28
Speaker 2
And quantifying them.

00;09;33;28 - 00;09;47;27
Speaker 6
And quantifying them. So, you know, it won't be like McKinsey, right? That's what they do. And why I think a great investment for you or utilization of those funds would be because you're looking at a multibillion dollar business.

00;09;47;29 - 00;09;49;10
Speaker 5
That's what we think.

00;09;49;12 - 00;10;01;26
Speaker 3
I mean, look, I'm it's a data at high speed baby. Everybody loves data. You love data, I love data. Obviously the Department of Defense

loves data. You got one there with - with you know, with them. So do you have a Reg A or Re CF. What do you got open?

00;10;01;29 - 00;10;07;29
Speaker 5
We are filing a Reg A this week. We did a Reg CF earlier this month.

00;10;07;29 - 00;10;10;18
Speaker 3
Okay. But you're going bigger.

00;10;10;21 - 00;10;13;23
Speaker 5
It's sold out in eight and a half days.

00;10;13;25 - 00;10;23;09
Speaker 3
So look, that's important for the viewers to know this. That's huge. Right? Like, so these are the things that the people watching this are going to be like. They're going to have FOMO. I don't want to miss out on that.

00;10;23;14 - 00;10;32;05
Speaker 4
Clearly a phenomenal idea like a product business. The whole thing like this is it's unbelievable. So kudos to you for that. Fantastic.

00;10;32;05 - 00;10;38;03
Speaker 2
It's very rare that we see something that we just think is just checks all the boxes for us, right?

00;10;38;06 - 00;10;41;04
Speaker 3
We're we're quiet. I'm sitting here like, I don't even know what to say. It's so good.

00;10;41;05 - 00;10;44;24
Speaker 6
Eight and a half days closing your Reg CF. Wow.

00;10;44;26 - 00;10;46;28
Speaker 3
That deserves a bammage. One, two...

00;10;47;05 - 00;10;58;09
Speaker 5
Oh. Oh pretty awesome. They really got into it right away. Understood what I was talking about right away.

00;10;58;12 - 00;11;03;19
Speaker 2
Nice, man. You got the red button? That's a big deal. Yeah, that's a big deal. Is it? Yeah. O

00;11;03;22 - 00;11;05;26
Speaker 6
Yeah, very big. Great job. Where do I write a check?

00;11;06;03 - 00;11;14;05
Speaker 5
It was exciting and interesting and I, you know and I appreciated that they really got it and got excited about it. They see what I saw.

00;11;14;08 - 00;11;18;05
Speaker 2
When you were - you were a little quiet on that one. So, what are you thinking?

00;11;18;10 - 00;11;49;28
Speaker 7
It reminds me of the early mid 80s in the Reagan war year, Star Wars, and there was a tiny little company called Sun Microsystems, a little startup. And, together with our old company, Sparta Incorporated, we built the best mousetrap on how to communicate in real time before we launch missiles, as we now know, is the internet. So that guy reminded me of that because he's got something you need. He's not a gigantic company.

00;11;49;28 - 00;11;53;27
Speaker 7
It's a small right, but he's got something that can revolutionize.

00;11;53;27 - 00;11;56;00
Speaker 2
So you were quiet because you were in awe.

00;11;56;04 - 00;11;57;08
Speaker 7
I was in awe, yes.

00;11;57;08 - 00;11;57;24
Speaker 2
Yeah.

00;11;57;27 - 00;11;59;26
Speaker 7
Absolutely amazing. Yeah.

00;11;59;29 - 00;12;00;21

Speaker 2
Jace.

00;12;00;23 - 00;12;21;00
Speaker 3
I was in awe as well as you were like, hey, what do you think? I'm like, I don't even know what to ask him. He's covered everything. He started out of the gate slow. I was like a you were asking like that. Seems like it's the same thing. Yeah. And then after he got out of his own way and he explained that he closed that Reg CF in eight days and that that he has a $2 million deal with the, Space Force.

00;12;21;00 - 00;12;37;10
Speaker 3
Space force. Right. Like all these things he has lined up, I was in awe as well. Viewers watching this invest - this is the kind of thing you want to invest in. That's my opinion. Like, this is something that I would put my money where my mouth is on this because like you said, that's - that's a home run.

00;12;37;12 - 00;12;45;08
Speaker 4
You know, you have those moments where you meet someone and they're telling you their concept, idea, business, whatever, and you just know this is a grand slam.

00;12;45;11 - 00;12;45;20
Speaker 5
Yeah.

00;12;45;22 - 00;12;59;27
Speaker 2
Hey, I'm, you know, pleased, proud that, we have these kind of companies on the show so that the average person sitting in their living room right now, so could say, hey, I could be an owner in that. They would never see this kind of asset class.

00;12;59;27 - 00;13;03;28
Speaker 6
Yeah, you had it. You have to be rich like wing to get in Sun Microsystems early.

00;13;04;01 - 00;13;07;00
Speaker 2
Unbelievable. Right? Exactly. So, hey, I'm proud of that.

00;13;07;00 - 00;13;14;08
Speaker 3
He may close this before the episode ends. It may start and before the damn show ends, I'm telling ya it could be full.

00;13;14;13 - 00;13;24;06
Speaker 2
Absolutely amazing. Congratulations. Way to go?

00;13;24;08 - 00;13;30;14
Speaker 5
I think Atombeam is the software company of the future. Oh, they're solving the problem everyone's facing.

00;13;30;20 - 00;13;32;20
Speaker 1
Dude, that sounds awesome, right?

00;13;32;23 - 00;13;34;05
Speaker 2
Don't forget to scan the QR code.

00;13;34;06 - 00;13;38;02
Speaker 5
Scan that code. Don't miss out on the next big thing. Go fund yourself.